UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WGL Holdings, Inc.

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WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Tuesday, March 3, 2015

TIME:	10:00 a.m., Eastern Time

PLACE:	National Press Club, 529 14th St., N.W., Washington, D.C. 20045

To the Shareholders of WGL

The annual meeting of shareholders of WGL Holdings, Inc. (“WGL Holdings” or the “Company”) will be held at the National Press Club, 529 14th St., N.W., Washington, D.C. 20045, on Tuesday, March 3, 2015 at 10:00 a.m., Eastern Time, for the following purposes, as more fully set forth in the attached proxy statement:

1.	To elect the nine directors nominated by our Board of Directors (the “Board”) and named in this proxy statement;
2.	To consider and act on an advisory vote approving the compensation paid to certain executive officers;
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounts for fiscal year 2015; and
4.	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

On January 22, 2015, the Company began delivering proxy materials to all shareholders of record at the close of business on January 5, 2015 (the “Record Date”). On the Record Date, there were 49,721,934 shares of the Company’s common stock outstanding and entitled to vote. Only holders of record of the common stock of WGL Holdings at the close of business on the Record Date will be entitled to vote on each matter submitted to a vote of shareholders at the meeting. To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

Any shareholder of record attending the annual meeting may vote in person, even if he or she has voted over the Internet, by telephone or by returning a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder. Each holder of common stock is entitled to one vote for each share of common stock standing in the name of the holder on the records of WGL Holdings at the close of business on the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie T. Thornton
Senior Vice President, General Counsel and Corporate Secretary

January 22, 2015

IMPORTANT NOTICE: You may vote at www.proxyvote.com or by telephone at 1-800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

ADMISSION TO MEETING: Admission to the annual meeting will be limited to persons who: (a) are listed on WGL Holdings’ records as shareholders as of the Record Date, or (b) bring documentation to the meeting that demonstrates their beneficial ownership of WGL Holdings common stock through a broker, bank or other nominee as of the Record Date.

Table of Contents

PROXY SUMMARY			i
Roadmap of Voting Matters	iii	Impact of Company Performance on Long-Term
Corporate Governance	iii	Compensation – Reported and Realized Pay	vi
Outreach Following Last Year’s Say-on-Pay Vote	iv	How Short-Term Incentive Pay is Tied to Individual
FY 2015 Program Changes	iv	and Company Performance	vii
Key Features of our Executive Compensation Program	v	Return to Shareholders	viii

INFORMATION REGARDING THE ANNUAL MEETING			1

PROPOSAL 1 ELECTION OF DIRECTORS			2

CRITERIA FOR SELECTION OF BOARD NOMINEES			3
Diversity	3	Director Nominees	4
Shareholder Recommendations	3

CORPORATE GOVERNANCE			10
Governance Practices	10	HR Committee Interlocks
Board Leadership Structure	10	and Insider Participation	14
Board Oversight of Risk	11	Director Independence and Retirement Age	14
Executive Committee	12	Policies and Procedures for Review, Approval
Audit Committee	12	or Ratification of Related-Person Transactions	14
Governance Committee	12	No Material Related Person Transactions During
Human Resources Committee	12	FY 2014	14
		Communications with the Board	14

DIRECTOR COMPENSATION			15
Director Annual Retainer and Meeting Fees	15	Director Retirement Plan	17
Non-Employee Director Compensation	16	Donations to Civic Organizations and Charities	17
Director Deferred Compensation Plan	16	Board of Directors Stock Ownership Guidelines	17
Directors’ Stock Plan	17

BENEFICIAL OWNERSHIP			18
Security Ownership of Management and Certain Beneficial Owners	18	Section 16(a) Beneficial Ownership Reporting Compliance	19

HUMAN RESOURCES COMMITTEE REPORT			19

WGL HOLDINGS, INC. - 2015 Proxy Statement	| i

COMPENSATION DISCUSSION AND ANALYSIS			20
Program Highlights	20	Long-Term Incentive Compensation	28
Outreach Following Last Year’s Say-On-Pay Vote and FY		Retirement Benefits	31
2015 Program Changes	20	Severance/Change in Control Protections	32
FY 2014 in Review	21	Perquisites	33
What We Pay and Why: Elements of Compensation	22	Timing of Compensation	33
Objectives of Executive Compensation Program	23	Impact of Prior Compensation	33
Elements of Executive Compensation Program	23	Factors Considered in Decisions to Increase or Decrease
Analysis	23	Compensation Materially	33
Base Salary	26	Role of Executive Officers	34
Omnibus Incentive Compensation Plan	26	Policies Relating to Stock Ownership	34
Short-Term Incentive Compensation	26	Other Compensation Matters	34
		Compensation Risk Evaluation	34

COMPENSATION OF EXECUTIVE OFFICERS			35
Summary Compensation Table	35	Option Exercises and Stock Vested in FY 2014	40
Grants of Plan-Based Awards in FY 2014	37	Non-Qualified Deferred Compensation	40
Outstanding Equity Awards at FY 2014 Year-End	39	Pension and Other Retirement Benefits	40

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL			44
Change in Control Severance Plan for Certain Executives	44	Incremental Payments Due to Other Terminations	46
Incremental Payments Due to Change-In-Control	45

EQUITY COMPENSATION PLAN INFORMATION			47

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION			48

AUDIT COMMITTEE REPORT			49

FY 2014 AND FY 2013 AUDIT FIRM FEE SUMMARY			50
Services Provided by Deloitte & Touche LLP	50	Pre-Approval Policy for Audit and Non-Audit Services	50

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM			51

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING			52

HOW DO I VOTE?			55

OTHER MATTERS			56

Shareholder Proposals for the Next Annual Meeting	56	Householding of Proxy Materials	56

ii	| WGL HOLDINGS, INC. - 2015 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For complete information regarding the Company’s performance in fiscal year 2014 please review the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (“FY 2014”).

Capitalized terms used herein have the meanings given to them in the accompanying proxy statement.

Roadmap of Voting Matters

Shareholders are being asked to vote on the following matters at the 2015 annual meeting of shareholders:

Our Board’s Recommendation
ITEM 1. Election of Directors (page 2)
The Board and the Governance Committee believe that the combination of the various qualifications, skills and experiences of the director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.	FOR Each Director Nominee

ITEM 2. Advisory Vote to Approve Executive Compensation (page 48)
The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 20 and the Compensation of Executive Officers section beginning on page 35. The Board values its shareholders’ opinions and the Human Resources Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

ITEM 3. Ratification of the Appointment of Deloitte & Touche LLP as Independent Public Accounting Firm (page 51)

The Audit Committee has appointed Deloitte & Touche LLP to serve as the independent public accounting firm for the Company for the fiscal year ending September 30, 2015 (“FY 2015”). As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent public accounting firm for the Company. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the independent public accounting firm for the Company is in the best interests of the Company and its shareholders.

FOR

Corporate Governance (see also page 10)

The Company believes that its corporate governance policies and practices promote the long-term interests of shareholders, strengthen Board and management accountability and help build public trust in the Company. Highlights include:

•	Annual Election of Directors
•	Eight out of Nine Director Nominees Independent
•	Independent Lead Director
•	Independent Audit, Human Resources and Governance Committees
•	Risk Oversight by Full Board and Committees
•	Regular Executive Sessions of Independent Directors
•	Regular Board and Committee Self-Evaluations
•	Long-Standing Commitment to Safety, Sustainability and Diversity
•	Anti-Hedging and Anti-Pledging Policies
•	Executive Compensation Driven by Pay-For-Performance Philosophy
•	Share Ownership Guidelines for Executives and Directors
•	Executive Compensation Clawback Policy

WGL HOLDINGS, INC. - 2015 Proxy Statement	| iii

Proxy Summary

Outreach Following Last Year’s Say-On-Pay Vote (see also page 20)

At the Company’s 2014 annual meeting of shareholders, shareholders had the opportunity to cast an advisory vote regarding our executive compensation program, i.e., a “say- on-pay” vote. The result was 84% favorable, compared to 96% favorable in the prior year.

To better understand last year’s vote result, we conducted investor outreach with many of our largest institutional shareholders, resulting in meetings with eight shareholders representing in aggregate approximately 29% of our outstanding common stock. In general, the investors with whom we spoke did not express concerns about the size of our actual payouts, the structure of our pay practices, the link between pay and performance or our methods for determining market-based compensation targets. These investors generally encouraged our continued use of Total Shareholder Return (“TSR”) as a metric that is well-aligned with shareholder interests. Some shareholders suggested incorporating a second performance metric in our long-term incentive program to strengthen our ability to attract and retain talent.

Several of our shareholders did express a desire for expanded disclosure about the link between our performance metrics and strategic goals, the process used to evaluate our annual scorecard results and determine the Corporate Factor (discussed on page vii, below) in our short-term incentive program, and our choice of peer groups for executive compensation, which we refer to as the total compensation peer group for a given fiscal year, and for our long-term incentive program, which we refer to as the long-term incentive peer group for a given performance period. In response, we have expanded our discussion of these items in the Compensation Discussion and Analysis beginning on page 20.

FY 2015 Program Changes (see also page 20)

For FY 2015, we have made two changes to our long-term incentive program that we believe are aligned with investor feedback:

•	In order to bring the scale in line with those of comparable utility companies and ensure that our compensation program is competitive, we lowered the TSR percentile for which a performance shares and performance units payout could be made under our long-term incentive program; and
•	We added a dividend growth standard to our long-term incentive program that will, if met, result in a fractional payout if TSR is below the threshold percentile. We believe that the addition of the dividend growth metric aligns compensation with an important element of investment returns, and the addition of this metric will more closely align our long-term incentive program to compensation programs of comparable utility companies. This change is also responsive to investor feedback, noted above, suggesting that we use a second performance measure in our long-term incentive program in order to improve our ability to attract and retain talent.

iv	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Proxy Summary

Key Features of Our Executive Compensation Program

The Human Resources Committee (the “HR Committee”) and management periodically review the compensation and benefit programs for executives and other employees in order to align them with the Company’s total compensation philosophy. Accordingly, the Company has adopted a number of policies and practices that affect our executive compensation program:

What We Do
✓	Balance short- and long-term incentives (see pg 23)
✓	Drive achievement of our long-term strategy and individual performance by focusing short-term incentives on achievement of our corporate scorecard goals and individual performance goals (see pg 26)
✓	Align executive compensation with shareholder returns through long-term incentives (see pg 28)
✓	Target total compensation opportunities based on the 50th percentile of market compensation (see pg 25)
✓	Include caps on individual payouts in incentive plans (see pgs 26 and 29)
✓	Perform an annual “say-on-pay” advisory vote for shareholders (see pg 48)
✓	Require clawback of short-term incentive payout based on materially inaccurate financial statements or performance metrics (see pg 28)
✓	Set significant stock ownership guidelines for directors and executives (see pgs 17 and 34)

What We Don’t Do
Make solely time-vested equity awards
Allow hedging or pledging of Company common stock by executives or directors
Pay dividend equivalents on unvested equity awards
Allow new participants in the Defined Benefit Supplemental Executive Retirement Plan

WGL HOLDINGS, INC. - 2015 Proxy Statement	| v

Proxy Summary

Impact of Company Performance on Long-Term Incentive Compensation – Reported and Realized Pay (see also page 30)

A portion of the compensation earned by the Named Executive Officers is paid in the form of equity awards, consisting of performance shares and performance units. These grants represent a long-term incentive for future performance, not current cash compensation. The Named Executive Officers will not actually receive this pay for three years, and this pay remains at risk of forfeiture. The amount of the actual payout to the Named Executive Officers will be based on how well the Company’s TSR performs against a long-term incentive peer group and may be considerably more or less than the target award value and the grant date fair value of the awards.

The graph below outlines the aggregate realized long-term incentive earned payouts for the performance periods ended September 30, 2014, 2013 and 2012 in contrast to the target long-term award values for the same periods. The aggregate realized payout value was significantly below the aggregate target award value because our long-term incentives, which are based on our TSR, have paid zero or below target for the past three periods. This table illustrates the pay for performance nature of our executive compensation program.

AGGREGATE LONG-TERM INCENTIVE PAYOUTS COMPARED TO AGGREGATE TARGET AWARD VALUE FOR YEARS ENDED SEPTEMBER 30, 2014, 2013 AND 2012

1)	Aggregate target award value represents the sum of the target values of performance shares and the target values of performance units vested on September 30, 2014, 2013 and 2012. The target value of performance units is $1 per performance unit, and the target value of performance shares is the closing stock price of WGL Holdings common stock on the day preceding the date of grant (which is the last trading day of the fiscal year preceding the date of grant), in each case, times the target number of performance units or performance shares granted. Target award values are not the same as the grant date fair values of the equity awards (calculated in accordance with FASB ASC Topic 718), which are reflected in the Summary Compensation Table on page 35 (for grants made at the beginning of FY 2014, FY 2013 and FY 2012). Equity awards reflected above were granted at the beginning of the fiscal years ended September 30, 2012, 2011 and 2010.

(2)	Aggregate realized long-term incentive payout means the sum of cash values of earned performance units and the share values of earned performance shares on the dates of vesting.

vi	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Proxy Summary

How Short-Term Incentive Pay Is Tied to Individual and Company Performance (see also page 26)

Our short-term incentive program is designed to reward the level of performance of officers of WGL Holdings and its subsidiaries. We choose to pay it to encourage higher annual corporate and individual performance.

The FY 2014 short-term incentive program set target percentages of base salary that could be earned for the achievement of corporate and individual performance goals. Payouts could be higher or lower than target depending on FY 2014 corporate and individual performance, ranging from 0% to 150% of target.

The HR Committee set FY 2014 target short-term incentive award opportunities for each Named Executive Officer at or near the size-adjusted 50th percentile of short-term incentive opportunities of companies in our total compensation peer group. The short- term incentive opportunities for the executives were: McCallister: 85%; Ammann: 55%; Chapman: 75%; Chandra: 55%; and Thornton: 50%.

The HR Committee also approved FY 2014 corporate performance goals and targets that governed payout under the plan. The corporate performance goals recognize that shareholders in a regulated utility achieve their investing objectives when customers are well served through efficient operations.

The Company’s FY 2014 performance goals are reflected on the Company’s “corporate scorecard” and included multiple metrics in eight corporate performance categories related to: safe delivery, performance improvement, customer value, supplier diversity, sustainability, employer of choice, reliable supply and financial performance. These goals measure the results of short- term activities that drive the long-term strategic objectives of the Company. Performance against these goals resulted in a factor, which we refer to as the Corporate Factor, determined by the HR Committee. The absolute number of scorecard goals for which targets were met or exceeded was one of several factors that the HR Committee considered when determining the Corporate Factor. Other considerations included the relative strategic importance of various scorecard elements, the margin by which targets were exceeded, and outlier events and intangible factors that the HR Committee determined are important to long-term shareholder value.

The HR Committee also established a consolidated non-GAAP return on equity threshold of 8.7%, which, if not met, would lead to zero payout of the corporate portion of the plan. The return on equity threshold will vary each year as a benchmark in relation to the expected earnings forecast for that year. For FY 2014, the Company exceeded its return on equity threshold and met or exceeded 9 of 13 corporate scorecard goals. Based on this performance, and taking into consideration the strategic importance of the various performance criteria, on November 12, 2014, Mr. McCallister recommended, and the HR Committee approved, a Corporate Factor of 90% for FY 2014.

Named Executive Officers had individual goals for FY 2014 which encompassed their contributions to meeting established corporate and departmental goals, managing resources within established departmental budgets; and effectiveness in areas of leadership, planning and teamwork. After a comprehensive performance appraisal of each executive officer and a review of their achievement of the personal goals which had been set for them, Mr. McCallister recommended, and the HR Committee approved a factor, which we refer to as an Individual Factor, specific to each Named Executive Officer (except for himself) as follows: Chapman: 1.4, Ammann: 1.4, Chandra: 1.2, and Thornton: 1.4. In executive session, the HR Committee developed an Individual Factor of 1.4 for Mr. McCallister. These Individual Factors reflected the personal effectiveness of the executives in achieving the results of the corporate scorecard which are described above.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| vii

Proxy Summary

Return to Shareholders

The Company has delivered consistent positive return to holders of our common stock over time, has a long history of increasing common stock dividends, and returned significant cash to holders of common stock in FY 2014 through share repurchases.

Total Shareholder Return*

Cash Returned to Shareholders

*	Return on shares of common stock, assuming daily reinvestment of dividends. Returns calculated based on an investment made on September 30 of the first year of the period indicated and sold on September 30 of the last year of the period indicated.
**	The total number of shares of common stock repurchased in FY 2014 was 1,304,504.

viii	| WGL HOLDINGS, INC. - 2015 Proxy Statement

WGL HOLDINGS, INC.
101 CONSTITUTION AVE., N.W.
WASHINGTON, D. C. 20080

PROXY STATEMENT
January 22, 2015

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of WGL Holdings, Inc. to be used at the annual meeting of shareholders to be held on Tuesday, March 3, 2015 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The annual meeting will be held at the National Press Club, 529 14th St., N.W., Washington, D.C. 20045. This proxy statement is first being provided to our shareholders on or about January 22, 2015. Throughout this proxy statement, “WGL Holdings,” the “Company,” “we,” “us” and “our” are intended to refer to WGL Holdings, Inc. and its consolidated subsidiaries, unless specifically indicated otherwise.

You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement.

You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card. If you received a printed copy of these materials but prefer to submit your proxy vote over the internet or by telephone, or if you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, “Questions and Answers About the Annual Meeting” beginning on page 52 of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided later in this proxy statement under the heading, “Questions and Answers About the Annual Meeting.”

Record Date: January 5, 2015 Meeting Webcast: www.wglholdings.com/investorrelations How to Vote: Voting can be completed in one of four ways:

returning the signed proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

Important Notice Regarding the Availability of Proxy Materials for WGL Holdings’ annual meeting of shareholders to be held on March 3, 2015.

This notice of annual meeting and proxy statement and WGL Holdings’ Annual Report on Form 10-K for the fiscal year ended September 30, 2014 are available on the Internet at the following website: www.proxyvote.com.

WGL HOLDINGS, INC. - 2015 Proxy Statement |	1

Election of Directors

PROPOSAL 1 ELECTION OF DIRECTORS

There are nine nominees for election to the Board. Eight of the nine nominees are existing directors that were elected at the 2014 annual meeting of shareholders—Michael D. Barnes, George P. Clancy, Jr., James W. Dyke, Jr., Nancy C. Floyd, Linda R. Gooden, James F. Lafond, Debra L. Lee, and Terry D. McCallister. Nominee Dale S. Rosenthal was elected by the

Board to serve as a director, effective as of October 1, 2014, until the 2015 annual meeting of shareholders. Ms. Rosenthal was recommended to the Governance Committee of the Board (the “Governance Committee”) by a third-party search firm. Each nominee will, if elected, serve on the Board until the 2016 annual meeting of shareholders.

Highlights of Board Nominees

2 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Election of Directors

CRITERIA FOR SELECTION OF BOARD NOMINEES

The Governance Committee is responsible for identifying director nominees for election to the Board. The Governance Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and shareholders.

As provided in its charter, the Governance Committee seeks candidates with experience and abilities relevant to serving as a director of the Company and who will represent the best interests of shareholders as a whole, and not any specific interest group or constituency. The Governance Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our corporate governance guidelines. In evaluating the qualifications of director nominees, the Governance Committee considers factors including, but not limited to, the following:

Commitment. Directors should be able to contribute the time necessary to be actively involved on the Board and its decision- making and should be able and willing to prepare for and attend required meetings.

Diversity. Although the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the Board is a diverse body. The Board considers the term “diversity” to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes, as well as differences in race, gender and ethnicity.

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Independence. A director should neither have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of all the Company’s shareholders and other stakeholders and to fulfill the responsibilities of a director.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a large number of matters.

Knowledge. Directors should have a firm understanding of our operations, business strategy and corporate governance.

Skills. Directors should be selected so that the Board has an appropriate mix of skills in core areas such as: accounting, compensation, finance, government relations, law, management, risk oversight and strategic planning.

The Governance Committee and the Board may take into account such other factors as they consider to be relevant to the success of a publicly-traded company operating in the natural gas utility and energy products and services industries. As part of the annual nomination process, the Governance Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On September 18, 2014, the Governance Committee determined that each Board member satisfied the criteria described above and advised the Board on September 24, 2014 that each of the director nominees listed under “Proposal 1 Election of Directors” was qualified to serve on the Board.

Diversity

The Governance Committee considers diversity in connection with its evaluation of individual potential director nominees, and periodically considers the diversity of the Board as a whole. The Board conducted a self-evaluation during FY 2014 and concluded that its efforts to achieve Board membership diversity were effective. The Board believes that the directors collectively represent a diverse array of viewpoints, experiences, education, skills and other attributes that contribute to its effectiveness in overseeing the direction of the Company. Three out of nine current directors are African-American and four directors are women.

Shareholder Recommendations

The Governance Committee will consider director nominees recommended by shareholders. Notice of such recommendation should be sent in writing to the Chairman of the Governance Committee, c/o the Secretary of WGL Holdings, Inc.; 101 Constitution Ave., N.W.; Washington D.C. 20080. The recommendation must identify the writer as a shareholder of the Company and provide sufficient detail for the Governance Committee to consider the recommended individual’s qualifications. The Governance Committee will evaluate the qualifications of candidates recommended by shareholders using the same criteria as used for other Board candidates.

WGL HOLDINGS, INC. - 2015 Proxy Statement |	3

Election of Directors

Director Nominees

For purposes of the upcoming annual meeting, the Governance Committee has recommended the re-election of each nominee as a director, including the re-election of Dale S. Rosenthal, who was initially elected as a director by the other members of the Board in September 2014. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment.

It is the intention of the proxyholders to vote proxies for the election of the nominees named below, unless such authority is withheld.

The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each of the nominees. Each director’s biographical information includes a description of the director’s experience, qualifications, attributes or skills that qualify the director to serve on the Board.

4 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Election of Directors

The Board recommends a vote “FOR” the election of each of the following nominees:

Michael D. Barnes
Age: 71
Director Since: 1991 (Washington Gas Light Company), November 2000 (WGL Holdings)
Board Committees: Governance Committee (Chairman), Executive Committee, Lead Director for the Board

Michael D. Barnes, age 71, is a Senior Fellow at the Center for International Policy in Washington, D.C. He was previously Senior Of Counsel to the law firm of Covington & Burling LLP from 2007 through December 2010. He was President of The Brady Campaign and Brady Center to Prevent Gun Violence from 2000 through 2006. He was previously a partner in the law firm of Hogan & Hartson LLP (now Hogan Lovells, LLP). Mr. Barnes was United States Representative from Maryland’s 8th Congressional District from 1979 to 1987. In January 2013, he was appointed to the Board of the Office of Congressional Ethics by Speaker John Boehner and Minority Leader Nancy Pelosi. He has previously served as a director of the Metropolitan Washington Airports Authority, as a director of the Washington Metropolitan Area Transit Authority and Chairman of the Washington Suburban Transit Commission, appointed by Governors of the State of Maryland.

Mr. Barnes has been a director of Washington Gas Light Company since 1991, a director of WGL Holdings since November 2000 and serves as Chairman of the Governance Committee. As Chairman of the Governance Committee, Mr. Barnes also serves as Lead Director for the Board. Mr. Barnes has a B.A. degree from the University of North Carolina and a J.D. degree with Honors from George Washington University.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience

With over thirty-five years of legal experience and affiliations, including significant leadership positions, with a diverse array of business, political and philanthropic organizations in the Washington, D.C. metropolitan area, Mr. Barnes brings immense insight to the Board.

Risk Management/Assessment Mr. Barnes’ legal expertise contributes to his skills in the areas of risk management, compliance and internal controls.
Strategic Planning Through his extensive involvement in civic, community and charitable activities, Mr. Barnes has gained significant strategic planning and corporate governance experience.

Industry Experience

Mr. Barnes’ long tenure as a director of Washington Gas Light Company and WGL Holdings provides him with extensive experience and insights on the issues facing the gas utility and energy products and services industries generally, as well as the Company in particular.

George P. Clancy, Jr.
Age: 71
Director Since: December 2000 (Washington Gas Light Company and WGL Holdings)
Board Committees: Audit Committee (Chairman), Executive Committee, HR Committee
Other Public Company Board: Saul Centers, Inc.

George P. Clancy, Jr., age 71, is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. (1995-2010). Mr. Clancy has extensive experience in banking which includes serving as President and Chief Operating Officer of The Riggs National Corporation (1985-1986) and President and Chief Executive Officer of Signet Bank, N.A. (1988-1995). Mr. Clancy is a member of the board of directors of Catholic Charities of the Archdiocese of Washington. Mr. Clancy is also on the board of directors of ASB Capital Management, Inc., Chevy Chase Trust Company, Saul Centers, Inc. and the Mary and Daniel Loughran Foundation.

Mr. Clancy has been a director of Washington Gas Light Company and a director of WGL Holdings since December 2000. Mr. Clancy has a B.A. degree in English from the University of Maryland and an M.B.A. degree from Loyola University.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience Mr. Clancy has considerable senior executive level experience in business and management.
Risk Management/Assessment Mr. Clancy developed significant skills in risk assessment as a senior executive, making him an important adviser to the Board and the Company.
Strategic Planning Mr. Clancy’s experience managing investments and engaging in strategic planning as a senior executive enable him to serve meaningfully and effectively on the Board.

High Level Financial Literacy

Mr. Clancy has extensive experience in capital and financial markets, accounting and financial reporting and credit markets. He brings financial expertise and extensive experience in assessing and managing investments.

WGL HOLDINGS, INC. - 2015 Proxy Statement |	5

Election of Directors

James W. Dyke, Jr.
Age: 68
Director Since: September 2003 (Washington Gas Light Company and WGL Holdings)
Board Committees: Governance Committee, HR Committee, Executive Committee (alternate)

James W. Dyke, Jr., age 68, retired on March 31, 2013 after 20 years as a partner in the Virginia law firm of McGuire Woods LLP, where he specialized in corporate, education, voting rights, government relations and municipal law. On April 8, 2013, he became a Senior Adviser to McGuire Woods Consulting LLC. In addition to his legal career, Mr. Dyke has extensive professional experience in government and public relations. Among other appointments, he served as Secretary of Education for the Commonwealth of Virginia from 1990 to 1993 and as Domestic Policy Adviser to former Vice President Walter Mondale. Mr. Dyke has assumed leadership positions in several business and community organizations, including serving as former Chairman of the Fairfax County, Virginia, Chamber of Commerce, the Northern Virginia Business Roundtable and the Emerging Business Forum. During 2010, Mr. Dyke was also Chair of the Greater Washington Board of Trade and he is a member of the board of directors of the Washington Metropolitan Area Transit Authority (WMATA) and the Commonwealth Transportation Board (CTB).

Mr. Dyke has been a director of Washington Gas Light Company and of WGL Holdings since September 2003. Mr. Dyke has B.A. and J.D. degrees from Howard University. In addition, he holds honorary degrees from St. Paul’s College, Virginia State University, the University of Richmond, Randolph-Macon College and the Northern Virginia Community College.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience

Mr. Dyke has over thirty-five years of legal experience and significant leadership positions and deep-rooted affiliations with a diverse array of business and philanthropic organizations in the Washington, D.C. metropolitan area.

Risk Management/Assessment

Mr. Dyke’s legal expertise contributes to his skills in the areas of risk management, compliance, internal controls, legislative and administrative issues, and general corporate transactions.

Government Experience Mr. Dyke has significant governmental experience nationally and in the Commonwealth of Virginia that enable him to bring invaluable insight to the Board.

Strategic Planning

Mr. Dyke lives and works in the Company’s operating territory and has held leadership positions with several local non-profit organizations and, therefore, has significant community ties within the region. In addition, through his extensive involvement in civic, community and charitable activities, Mr. Dyke has gained additional strategic planning and corporate governance insights.

Nancy C. Floyd
Age: 60
Director Since: June 2011 (Washington Gas Light Company and WGL Holdings)
Board Committees: Governance Committee, Executive Committee (alternate)

Nancy C. Floyd, age 60, is the founder and managing director of Nth Power, a San Francisco based venture capital firm focused on advanced energy technologies, energy efficiency and sustainability. Nth Power has invested $420 million in 56 companies. Ms. Floyd has served on the boards of the American Council on Renewable Energy and the Center for Resource Solutions. She is an active member of Environmental Entrepreneurs (E2), a national community of individual business leaders who advocate sound environmental policy while building economic prosperity. Prior to founding Nth Power, Floyd launched two high-growth energy and telecommunications companies: NFC Energy Corporation in 1982, an early wind development company, and PacTel Spectrum Services in 1985, both of which were successfully sold. She has also worked on energy and telecommunications issues for the chairman of the Vermont Public Service Board. Ms. Floyd has a B.A. degree in Government from Franklin and Marshall College and an M.A. degree in Political Science from the Rutgers University Eagleton Institute of Politics.

Ms. Floyd has been a director of Washington Gas Light Company and of WGL Holdings since June 2011.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience Ms. Floyd brings many years of key senior management experience to the Board.
Risk Management / Assessment Ms. Floyd’s business experience has given her significant risk management experience that provide the Board with a valuable perspective.

Government Experience

As a result of her past work with the Vermont Public Service Board, Ms. Floyd can provide important insight with respect to regulatory and policy matters relevant to public utilities, which enhances the Board’s overall knowledge and experience.

Strategic Planning Ms. Floyd’s experience as a business founder and manager demonstrates significant strategic planning skills.

Industry Experience

Ms. Floyd brings a deep understanding of energy efficiency and renewable energy applications. Her comprehensive knowledge of many aspects of the energy industry provides the Board with a valuable perspective.

6 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Election of Directors

Linda R. Gooden
Age: 61
Director Since: April 1, 2013 (Washington Gas Light Company and WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)
Other Public Company Board: Automatic Data Processing, Inc.

Linda R. Gooden, age 61, retired in 2013 as Executive Vice President of Lockheed Martin Corp.’s Information Systems & Global Solutions, a $9 billion business with 30,000 employees that provide integrated information technology solutions, systems and services globally for civil, defense, intelligence and other government customers, after more than 20 years with the company. Ms. Gooden was responsible for establishing and managing the first major contractor cyber center in Maryland. She led the development of cyber solutions for federal defense, intelligence, and commercial customers.

Ms. Gooden has been inducted into the prestigious Career Communications Hall of Fame. She was named one of Fortune’s 50 Most Powerful Women in Business for three consecutive years and one of the 100 Most Powerful Executives in Corporate America by Black Enterprise magazine in 2009. In 2010, Ms. Gooden was appointed by U.S. President Barack Obama to the National Security Telecommunications Advisory Committee.

Ms. Gooden serves on the board of: the Eisenhower Fellowships Board of Trustees; the Armed Forces Communications and Electronics Association (AFCEA) International; TechAmerica; the University Systems of Maryland Board of Regents; and Automatic Data Processing (ADP), Inc. Ms. Gooden has a B.A. degree in Computer Science from Youngstown State and a B.A. degree in Business Administration from the University of Maryland. She also has an M.B.A. degree in Business Administration from the University of Maryland.

Ms. Gooden has been a director of WGL Holdings and Washington Gas since April 1, 2013.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience Ms. Gooden’s experience as a senior executive officer of a Fortune 100 company demonstrates her leadership capability and general business acumen.

Risk Management / Assessment

In addition to her deep understanding of operations and strategy, Ms. Gooden has sophisticated risk management, cyber-security and information technology experience that is extremely valuable to the decision-making processes of the Board.

Government Experience Ms. Gooden has experience as a presidential appointee to the National Security Telecommunications Advisory Committee.

Strategic Planning

Ms. Gooden provides the Board with extensive experience in operations and strategic planning. Ms. Gooden’s experience also demonstrates her extensive knowledge of governance and complex financial issues faced by public companies.

High Level Financial Literacy Ms. Gooden provides the Board with extensive experience in corporate finance.

James F. Lafond
Age: 72
Director Since: September 2003 (Washington Gas Light Company and WGL Holdings)
Board Committees: HR Committee (Chairman), Executive Committee
Other Public Company Board: VSE Corporation

James F. Lafond, age 72, is a retired Area Managing partner for the greater Washington, D.C. area for PricewaterhouseCoopers LLP. He is a retired certified public accountant with extensive experience serving in leadership positions with PricewaterhouseCoopers and with its predecessor, Coopers & Lybrand LLP. He has been active in several civic and non-profit organizations, including chairmanship of the INOVA Health System Foundation and the Washington Performing Arts Society. Among other recognitions, he has received the Lifetime Achievement Award from the Leukemia and Lymphoma Society. He is currently a director of VSE Corporation as well as not-for-profit entities.

Mr. Lafond has been a director of Washington Gas Light Company and of WGL Holdings since September 2003. Mr. Lafond has a B.S. degree in Accounting and an M.B.A. degree from American International College. Mr. Lafond also has completed the Executive Development program at Dartmouth College.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience Mr. Lafond gained significant leadership experience as an Area Managing Partner for PricewaterhouseCoopers LLP and in leadership positions in civic and non-profit organizations.

Risk Management / Assessment

Mr. Lafond has expertise in risk management processes through his experience as Area Managing Partner for PricewaterhouseCoopers LLP and as an engagement partner for entities in various industries.

Strategic Planning

Mr. Lafond’s experience as a member of the nominating and corporate governance committee and chair of the audit committee of the board of directors of another public company allows him to provide particular governance insight to the Board that is essential to strategic planning.

High Level Financial Literacy

Mr. Lafond brings many years of audit experience and financial accounting knowledge that are critical to the Board. Mr. Lafond’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective makes him an invaluable asset to the Board.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 7

Election of Directors

Debra L. Lee
Age: 60
Director Since: July 2000 (Washington Gas Light Company), November 2000 (WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)
Other Public Company Boards: Marriott International, Inc. and Revlon, Inc.

Debra L. Lee, age 60, is Chairman and Chief Executive Officer of BET Networks, a global multi-media company which owns and operates Black Entertainment Television and several other ventures. BET Networks is a division of Viacom, Inc. Ms. Lee previously was Executive Vice President and General Counsel of BET Holdings (1992-1995), President and Chief Operating Officer (1995-May 2005), President and Chief Executive Officer (June 2005-January 2006), and was elected to her present position in January 2006. Ms. Lee serves on the board of directors of the Alvin Ailey American Dance Theater and the Paley Center. Ms. Lee is also on the board of directors of Marriott International, Inc. and Revlon, Inc.

Ms. Lee has been a director of Washington Gas Light Company since July 2000 and a director of WGL Holdings since November 2000. Ms. Lee has a B.A. degree in Political Science from Brown University, a J.D. degree from the Harvard Law School and an M.P.P. from the Harvard University John F. Kennedy School of Government.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience Ms. Lee’s experience as a chief executive officer of a major media and entertainment company demonstrates her leadership ability and general business acumen.
Risk Management / Assessment Ms. Lee’s legal expertise contributes to her skills in the areas of risk management, compliance and internal controls.

Strategic Planning

Through her experience as a chief executive officer and her involvement in civic, community and charitable activities, Ms. Lee has gained significant strategic planning, operational and corporate governance insights. Her extensive experience with consumer marketing is also a significant asset to the Board.

High Level Financial Literacy

Ms. Lee provides the Board with extensive experience in corporate finance. In addition, her experience on the board of directors of two other public companies demonstrates her knowledge of complex financial issues faced by public companies.

Terry D. McCallister
Age: 59
Director Since: October 2009 (Washington Gas Light Company and WGL Holdings)
Board Committees: Chairman of the Board, Executive Committee (Chairman)

Terry D. McCallister, age 59, is Chairman and Chief Executive Officer of WGL Holdings and of Washington Gas Light Company, positions he has held since October 1, 2009. Mr. McCallister previously served as President and Chief Operating Officer of WGL Holdings and Washington Gas Light Company (2001-2009); Mr. McCallister joined Washington Gas Light Company in April 2000 as Vice President of Operations. He was previously with Southern Natural Gas, where he served as Vice President and Director of Operations and with Atlantic Richfield Company, where he held various leadership positions. Mr. McCallister serves on the Board of Directors of the American Gas Association and has been elected Chairman for 2015. He is a past Chairman of the Board of Directors of the Southern Gas Association and is currently Chairman of the Board of Directors of the Gas Technology Institute. Mr. McCallister serves on the National Petroleum Council. He also serves on the boards of several business and community organizations, including, among others, the Greater Washington Board of Trade, the Federal City Council, the Alliance to Save Energy, the Smithsonian National Zoo, the National Symphony Orchestra (President) and the INOVA Health System Foundation (Chairman).

Mr. McCallister has a B.S. degree in Engineering Management from the University of Missouri-Rolla and is a graduate of the University of Virginia’s Darden School of Business Executive Program.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience

With over thirty-five years of energy industry experience at several levels of management, Mr. McCallister is well positioned to lead our management team and provide essential insight and guidance to the Board on the day-to-day operations of the Company. Mr. McCallister’s service on the boards of local non-profit and charitable organizations provides an important connection between our Company and the communities we serve.

Strategic Planning

Mr. McCallister serves a key leadership role on the Board and provides the Board with in-depth knowledge of each area of our business, the energy industry generally, and the Company’s challenges and opportunities. Mr. McCallister’s leadership roles in key industry organizations provide a unique opportunity to help shape the environment in which the Company can be successful. In addition, through his extensive involvement in civic, community and charitable activities, Mr. McCallister has gained additional strategic planning and corporate governance insights.

Industry Experience Mr. McCallister’s extensive energy experience and comprehensive understanding of many aspects of the natural gas industry provides the Board with crucial insight.

8 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Election of Directors

Dale S. Rosenthal
Age: 58
Director Since: October 2014 (Washington Gas Light Company and WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)

Dale S. Rosenthal, age 58, is Division President of Clark Financial Services Group, where she is setting strategy for Clark’s entry into the alternative energy space, leveraging Clark Construction’s core turnkey construction competence into alternative energy development, finance, and management. She was Clark’s Chief Financial Officer for 8 years, leading all the financial functions of Clark, a multi-billion dollar company. She serves on the board of directors of the Strathmore Foundation for the Performing Arts and on the Greater Washington Board of Trade.

Ms. Rosenthal has been a director of Washington Gas Light Company and of WGL Holdings since October 2014. She has a J.D. and M.B.A. from Harvard University and a B.A. in Economics from Cornell University.

Particular experience, attributes or skills that qualify candidate for board membership:
Leadership Experience Ms. Rosenthal brings many years of senior management and new business development experience in both the private and non-profit sectors to the board.
Risk Management / Assessment Ms. Rosenthal’s financial and legal background in the construction industry contribute to her skills in risk assessment, mitigation, compliance, and internal controls.

Strategic Planning

Ms. Rosenthal’s formal business training, significant experience in business development and experience as a strategist in the alternative energy sector provide her with significant strategic planning skills.

Industry Experience Ms. Rosenthal brings significant business expertise in the alternative energy sector.
High Level Financial Literacy Ms. Rosenthal has managed financial budgeting and reporting in corporate and non-profit organizations.

WGL HOLDINGS, INC. - 2015 Proxy Statement |	9

Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at WGL Holdings, starting with the Board and extending to all employees. In this section, we describe some of our key governance policies and practices.

Governance Practices

WGL Holdings is committed to maintaining the highest standards of corporate governance, which we believe is essential for sustained success and long-term shareholder value. In light of this goal, the Board oversees, counsels and guides management in the long-term interests of the Company and its shareholders. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks;
•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;
•	reviewing and approving our major financial objectives and strategic and operating plans; and
•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, action by written consent and other communications with management as appropriate. WGL Holdings expects directors to attend all meetings of the Board and the Board committees upon which they serve.

During FY 2014, the Board held 12 meetings. The Board has established four standing committees: (i) the Executive Committee; (ii) the Audit Committee; (iii) the Governance Committee, and (iv) the Human Resources Committee (the “HR Committee”).

Each of these committees is described in more detail below.

During FY 2014, the Audit Committee held five meetings; the HR Committee held three meetings; and the Governance Committee held 4 meetings. The Executive Committee did not meet in FY 2014. No director attended fewer than 75% of each of: (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during FY 2014. The Company expects Board members to attend all annual meetings of shareholders at which they are standing for election or re-election as directors, but from time to time, other commitments may prevent all directors from attending each annual meeting. Seventy-five percent of the directors attended the 2014 annual meeting of shareholders.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in the WGL Holdings corporate governance guidelines, which, in conjunction with our articles of incorporation, bylaws, Board committee charters and related policies, form the framework for the effective governance of WGL Holdings.

The full text of the corporate governance guidelines, the charters for each of the Board committees, and the Company’s code of conduct are available on WGL Holdings’ website, www.wglholdings.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon written request to:

Assistant Secretary

WGL Holdings, Inc.

101 Constitution Ave, N.W.

Washington, D.C. 20080

Board Leadership Structure

Combined Chairman of the Board and Chief Executive Officer Position

Terry D. McCallister serves as the Chairman of the Board and Chief Executive Officer. The Board evaluated its leadership structure in 2014 and determined that the use of the Lead Director, as described below, along with the combined Chairman and Chief Executive Officer positions, is an effective leadership structure. Mr. McCallister has over 35 years of experience in a variety of positions of increasing responsibility and leadership in many facets of the utility and energy industry. As the individual primarily responsibility for the day-to-day management of business operations, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this leadership structure allows the Board to exercise independent oversight and enables the Board to have direct access to information related to the day-to-day management of business operations.

The leadership responsibilities of the Board are shared among the Chairman of the Board, the Lead Director and the Chairmen of the Board’s four standing committees. This structure has been developed over time based on the recommendations of the Governance Committee and on the decisions of the full Board. The Board is comprised of eight independent directors within the meaning of the listing standards of the New York Stock Exchange (“NYSE”), and a single management director. Mr. McCallister is the only management director. All members of the Audit, HR and Governance Committees are independent. Mr. McCallister is invited to attend committee meetings, but he does not have a vote on any committee matter. The Board and the Board committees (other than the Executive Committee) regularly meet in executive sessions, at which no management representative is present.

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Corporate Governance

Lead Director

Our corporate governance guidelines and bylaws establish a Lead Director of the Board and designate the Chairman of the Governance Committee to serve in that position. Among other powers and responsibilities, the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the Board;
•	approve information sent to the Board;
•	approve meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	have the authority to convene meetings of the independent directors;
•	be available to communicate or meet with any shareholder controlling at least five percent of the outstanding voting stock of the Company; and
•	function as a liaison between the Chairman of the Board and the independent directors, as necessary.

Mr. Barnes served as the Lead Director during FY 2014 and will continue to serve in FY 2015.

The Lead Director presides in executive sessions of the Board. If the executive session includes or is devoted to a report of a Board committee, the Chairman of that committee presides in that portion of the executive session. The Board believes that its leadership structure facilitates proper risk oversight for the Company for a number of reasons, the most significant of which are the following:

•	A combined Chairman and Chief Executive Officer role allows for more productive meetings. The Chief Executive Officer is the individual selected by the Board to manage the Company on a day-to-day basis, and his direct involvement in our operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of our short and long-term objectives.
•	The Board structure provides strong oversight by independent directors. The Lead Director’s responsibilities include leading executive sessions of the Board during which our independent directors meet without management. These executive sessions allow the Board to review key decisions and discuss matters in a manner that is independent of the Chief Executive Officer, and where necessary, critical of the Chief Executive Officer and senior management.

The Lead Director informs the Chairman of the Board and Chief Executive Officer, subject to the discretion of the independent directors, about the substance of the discussions that took place during each executive session meeting of the Board. The Board is aware of the potential conflicts that may arise when an executive officer chairs the Board, but believes these potential conflicts are offset by existing safeguards, including: the designation of a Lead Director, regular meetings of the independent directors in executive session, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking and the fact that much of our operations are highly regulated.

Board Oversight of Risk

The Board recognizes that WGL Holdings and its subsidiaries are exposed to certain financial, operational and strategic risks that can affect our earnings and ability to provide value to our shareholders and service to our customers. The Board has delegated certain risk oversight responsibilities to its Audit Committee. In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses our risk management and risk assessment policies with senior management. The Audit Committee incorporates its risk assessment function into its regular reports to the Board. The Audit Committee is directly responsible for overseeing our risk assessment and risk management policies.

At the direction of the Audit Committee and in consultation with the full Board and executive management, the Company created a Risk Management Committee. The Risk Management Committee is comprised of senior members of management, and is chaired by the Senior Vice President and Chief Financial Officer of the Company. The Risk Management Committee is responsible for ensuring that the Company is managing its principal enterprise-wide risks. The Risk Management Committee does this by using an enterprise risk management process (the “ERM process”) which is based on the Company’s risk management policy. The ERM process involves the application of a well-defined, enterprise-wide methodology that enables our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company such as: business continuity, compliance, credit, environmental, information technology, strategic, financial, operational and reputational risks. In addition to known risks, the ERM process focuses on emerging risks as well as risks that are rare and difficult to predict, but which, if they were to occur, would have a significant impact on the Company. The findings of the ERM process are reported regularly to the Audit Committee by the Chairman of the Risk Management Committee. The Risk Management Committee periodically conducts a full review and update of its assessment of the risks facing the Company and presents the updated assessment to the Audit Committee for its review.

Also, in fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with the Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, Senior Vice President, General Counsel and Corporate Secretary, internal auditors, and with the Company’s independent registered public accounting firm. The Board evaluated the risk assessment function as part

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 11

Corporate Governance

of its Board evaluation process in 2014 and determined that the Company’s risk management structure (including its risk management policy and risk management committee), plus regular reports to the Board from management and Board committees, enable the Board to perform its risk oversight responsibilities in an appropriate and effective manner.

Additionally, each Board committee oversees risks within its area of responsibility and has principal responsibility for reviewing and discussing with management the risk exposures specified in their charters or identified from time to time by the committees themselves.

Executive Committee

The Executive Committee members are: Terry D. McCallister (Chairman), Michael D. Barnes, George P. Clancy, Jr. and James F. Lafond. Melvyn J. Estrin was on the Executive Committee until his death; no director was elected to take his place. There are six alternate members: James W. Dyke, Jr., Nancy C. Floyd, Linda R. Gooden, Debra L. Lee and Dale S. Rosenthal. This committee may exercise all of the authority of the Board when the Board is not in session.

Audit Committee

The Audit Committee members are: George P. Clancy, Jr. (Chairman), Linda R. Gooden, Debra L. Lee and Dale S. Rosenthal. Members of the Audit Committee are independent under the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE Listed Company Manual. The Board has determined that Mr. Clancy, Ms. Gooden, Ms. Lee and Ms. Rosenthal meet the qualifications of an “audit committee financial expert,” as that term is defined by rules of the SEC. As provided in its charter, functions of the Audit Committee include:

•	the appointment, compensation and oversight of independent public accounting firm;
•	reviewing with management and the independent public accounting firm the financial statements and the accompanying report of the independent public accounting firm; and
•	reviewing the system of internal controls and the adequacy of the internal audit program.

The Audit Committee also is directly responsible for overseeing the Company’s risk assessment and risk management policies. The report of the Audit Committee, which appears later in this proxy statement, and the Audit Committee charter provide a further description of the responsibilities of this committee.

Governance Committee

The Governance Committee members are: Michael D. Barnes (Chairman), James W. Dyke, Jr. and Nancy C. Floyd. Members of the Governance Committee are independent under the rules of the NYSE Listed Company Manual. As provided in its charter, functions of the Governance Committee include consideration of criteria for selection of candidates for election to the Board and committees of the Board and adoption of policies and principles concerning Board service and corporate governance. This committee also considers criteria for oversight and evaluation of the Board and management and the adoption of a code of conduct.

Human Resources Committee

General. The HR Committee members are: James F. Lafond, (Chairman), George P. Clancy, Jr. and James W. Dyke, Jr. Members of the HR Committee are independent under the rules of the NYSE Listed Company Manual. The HR Committee discharges the Board’s responsibilities relating to compensation of our executive officers.

As provided in its charter, primary functions of the HR Committee include setting corporate goals and objectives relevant to compensation of the Chief Executive Officer (“CEO”), evaluating the CEO’s performance and setting the CEO’s compensation based on this evaluation. The HR Committee also recommends compensation levels, sets performance targets and evaluates the performance of our other executive officers and determines any incentive and equity-based compensation to be awarded to those officers. The HR Committee also considers succession planning for the Company’s leadership positions.

Under its charter, the HR Committee may delegate authority to act upon specific matters, within specified parameters, to a subcommittee consisting of one or more members or to management. Any such delegates are required to report any action to the full HR Committee at its next meeting. Please see the discussion under the Compensation Discussion and Analysis (“CD&A”) section for information relating to processes and procedures for the consideration and determination of executive compensation.

Governance. The HR Committee focuses on good governance practices in its operation. In FY 2014, this included, among other practices:

•	reviewing tally sheets prepared by its independent adviser regarding the CEO, Chief Financial Officer and the next three most highly compensated officers (the “Named Executive Officers”). Tally sheets identify the material elements of such executives’ compensation, show the cumulative impact of

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Corporate Governance

prior grants of long-term incentive awards, and quantify severance and other payouts to which the executive would be entitled under various employment termination scenarios. The HR Committee concluded, based on the tally sheets, that cumulative pay was reasonable and suggested that no changes be made to our pay philosophy;

•	considering compensation for the executive officers listed in compensation tables of this proxy statement in the context of all of the components of total compensation, and not allowing the sum of the components to exceed market levels of total compensation opportunity;
•	receiving meeting materials several days in advance of meetings;
•	conducting regular executive sessions of HR Committee members; and
•	maintaining direct access to an independent executive compensation adviser.

Compensation Adviser. The HR Committee has the sole authority to retain and terminate any compensation adviser engaged to assist the HR Committee in the evaluation of the compensation of our executive officers and directors. During FY 2014, the HR Committee’s retained adviser was a partner at Meridian Compensation Partners, LLC (“Meridian”). Meridian is an independent firm that provides only executive and director compensation advisory services. The HR Committee’s adviser attended both of the HR Committee meetings held during FY 2014.

The adviser provided data and information to the HR Committee but did not make recommendations with respect to specific levels of compensation. Services provided by Meridian to the HR Committee for FY 2014 included:

•	development of market data in line with the Company’s compensation philosophy (as discussed in the CD&A section of this proxy statement);
•	a dilution study;
•	pay and performance comparisons;
•	tally sheet development;
•	update of the compensation risk review;
•	legislative, regulatory, and market trend updates; and
•	review of the CD&A and other proxy disclosures.

Adviser Independence. The HR Committee concluded that its compensation adviser had no conflicts of interest during FY 2014. In reaching this conclusion, the HR Committee considered all relevant factors, including the six independence factors relating to committee advisers that are specified in SEC Rule 10C-1 and the NYSE’s listing standards. These factors are:

(i)	the provision of other services to the Company by the adviser’s employer;

(ii)	the amount of fees received from the Company by the adviser’s employer as a percentage of the total revenue of the adviser’s employer;

(iii)	the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

(iv)	any business or personal relationship of the adviser with a member of the HR Committee;

(v)	any stock of the Company owned by the adviser; and

(vi)	any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

In addition, the HR Committee retains the individual adviser as well as the adviser’s firm, and the adviser reports directly to the HR Committee.

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Corporate Governance

HR Committee Interlocks and Insider Participation

The HR Committee currently is composed of three independent, non-employee directors. During FY 2014, no current or former member of the HR Committee was an officer or employee of WGL Holdings or any of its subsidiaries. No former or current member of the Board or the HR Committee has served, at any time since

October 1, 2013, as an executive officer of any entity that at such time had one or more of WGL Holdings’ executive officers serving as a member of that entity’s board of directors or compensation committee.

Director Independence and Retirement Age

The Board has determined that all of the current directors and each of the nominees for election as director, except Mr. McCallister, are independent pursuant to the guidelines set forth by the NYSE. In determining independence, the Board considered the specific criteria for independence as set forth in the NYSE Listed Company Manual and also the facts and circumstances of any other relationships of individual directors with the Company or its affiliates.

The Board has a policy under which directors who are not employees of the Company may not stand for re-election after reaching the age of 75. Also, under this policy, directors who are employees of the Company must retire from the Board upon their retirement from the Company. This policy can be changed at any time by an action of the Board.

Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions

Our policies and procedures for the review, approval or ratification of related person transactions are set forth in our Related Person Transactions Policy. In summary, a related person transaction is a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director, executive officer, nominee for director, beneficial owner of more than 5% of our common stock, or any member of the immediate family of such person) has or will have a direct or indirect material interest.

The Governance Committee is responsible for reviewing and approving all material transactions with any related person. This obligation is set forth in the Governance Committee charter.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also distribute questionnaires to directors, executive officers and others within the Company to identify related party transactions for purposes of meeting accounting and disclosure requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 850. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the Company’s interests. Our code of conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or the Company’s Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations that present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. In addition, we are prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

No Material Related Person Transactions During FY 2014

There were no material related person transactions during FY 2014 and no transactions were considered or reviewed for approval in connection with our Related Person Transactions Policy.

Communications with the Board

Shareholders and all other interested parties may send communications regarding financial accounting, internal accounting controls, auditing, code of conduct or other concerns to non-management Board members by using the toll-free number established for such purposes, which is

1-800-249-5360.

14 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

Director Annual Retainer and Meeting Fees

Compensation for directors during FY 2014 consisted primarily of an annual retainer, fees for attending meetings, and an annual equity award. Directors were offered the opportunity to receive all of their cash compensation on a deferred basis under the WGL Holdings and Washington Gas Light Company’s Deferred Compensation Plan for Outside Directors described later in this proxy statement. Mr. McCallister, our Chairman and CEO, does not receive compensation for his service as a director.

In addition to a retainer paid in cash, non-employee directors annually receive WGL Holdings common stock under the terms of the WGL Holdings Directors’ Stock Compensation Plan, as amended (the “Directors’ Stock Plan”), which is described below under the heading “Directors’ Stock Plan.”

Non-employee directors of WGL Holdings also serve as directors of its utility subsidiary, Washington Gas Light Company (“Washington Gas”). The directors serve on the same committees of each board of directors. Non-employee directors receive only one cash retainer which is payable by Washington Gas. Usually, the board meetings of WGL Holdings and Washington Gas are held consecutively.

The tables below present the FY 2014 compensation arrangements of non-employee directors of the Company and information regarding the compensation paid during FY 2014 to the non-employee directors.

COMPENSATION ARRANGEMENTS OF NON-EMPLOYEE DIRECTORS IN FY 2014

	Washington Gas Dollar	WGL Holdings Dollar
Description of fees paid to non-employee Directors*	Amount	Amount
On days when both Boards meet	$1,000	$500
On days when both committees meet	$1,000	$500
On days when only one Board meets	$1,200	$1,200
On days when only one committee meets	$1,200	$1,200
Each day a director attends a Director Education Program	$1,000	$500
Annual meeting attendance fee	$1,000	$500
Annual cash retainer (paid on quarterly basis)	$55,000	0
Annual retainer to chairman of HR Committee	$12,500	0
Annual retainer to chairman of Audit Committee	$15,000	0
Lead Director annual retainer**	$15,000	0
Annual retainer to Chairman of Governance Committee	$6,000	0

*	Allocation based on approximate time required for board of director responsibilities for each company (1/3 WGL Holdings; 2/3 Washington Gas).
**	In accordance with our Corporate Governance Guidelines, the Chairman of the Governance Committee simultaneously serves as Lead Director. The compensation for the Lead Director is separate from and in addition to the compensation for the Chairman of the Governance Committee even though these positions are simultaneously held by the same person. This policy underscores the importance of each respective position. The retainer for the Lead Director for FY 2014 was $15,000 and the retainer for the Chairman of the Governance Committee was $6,000.

WGL HOLDINGS, INC. - 2015 Proxy Statement |	15

Director Compensation

COMPENSATION PAID TO DIRECTORS IN FY 2014

					Change in
					Pension
					Value and
					Non-qualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards(1)	Awards	Compensation	Earnings(2)	Compensation	Total
Name (a)	($) (b)	($) (c)	($) (d)	($) (d)	($) (f)	($) (g)	($) (h)
Michael D. Barnes	$112,300	$85,000	$0	$0	$0	$0	$197,300
George P. Clancy, Jr.	$103,300	$85,000	$0	$0	$60,991	$0	$249,291
James W. Dyke, Jr.	$97,300	$85,000	$0	$0	$0	$0	$182,300
Melvyn J. Estrin(3)	$87,900	$85,000	$0	$0	$103,416	$94,871	$371,187
Nancy C. Floyd	$87,100	$85,000	$0	$0	$0	$0	$172,100
Linda R. Gooden	$79,600	$85,000	$0	$0	$3,804	$0	$168,404
James F. Lafond	$91,300	$85,000	$0	$0	$81,447	$0	$257,747
Debra L. Lee	$81,300	$85,000	$0	$0	$0	$0	$166,300
Dale S. Rosenthal(4)	$24,250	$21,250	$0	$0	$0	$0	$45,500

(1)	On January 2, 2014, each of the non-employee directors other than Ms. Rosenthal received an award of 2,122 shares of WGL Holdings common stock in accordance with the terms of the Directors’ Stock Plan. On October 1, 2014, Ms. Rosenthal received an award of 501 shares of WGL Holdings common stock in accordance with the terms of the Directors’ Stock Plan. The amounts reported for stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 was $40.06 per share, except that the grant date fair value of the equity award to Ms. Rosenthal was $42.43 per share. For a discussion of assumptions and methodologies used to calculate the amounts in column (c), see Note II (Stock-Based Compensation) to the WGL Holdings consolidated financial statements, included as part of the Company’s 2014 Annual Report on Form 10-K filed with the SEC on November 21, 2014.

(2)	Amounts in this column only reflect earnings on non-qualified deferred compensation. None of the directors have any retirement benefits, except for Mr. Barnes and Mr. Estrin. As described below under “Director Retirement Plan,” the retirement benefits for these directors are frozen and, therefore, there is no change in value.

(3)	Melvyn J. Estrin passed away on July 9, 2014. In connection with his service to the Board, Mr. Estrin’s beneficiary was entitled to receive a payment of $94,871 pursuant to the director retirement plan. See “Director Retirement Plan” below.

(4)	Ms. Rosenthal joined the Board on October 1, 2014.

Non-Employee Director Compensation

All non-employee directors are compensated in accordance with the terms of our director compensation program. Usually, the Board reviews the level of compensation it receives for its service every two years. In connection with this review, Meridian conducts a director pay review survey to identify board compensation practices of companies in the total compensation peer group. The most recent study was conducted during FY 2014. The Board takes this survey information into consideration when determining the meeting fees, retainers and other forms of compensation it will be paid.

The Board may take action at any time to amend the amount or type of compensation it receives. Directors who are employed by the Company do not receive compensation for their role as a director. The executive officers of the Company do not have a role in determining or recommending the amount or form of compensation received by directors. Other than conducting the director pay review previously mentioned, Meridian has no role in determining the compensation of the Board.

Director Deferred Compensation Plan

Non-employee directors of the Company are eligible to defer up to 100% of their cash Board compensation under the WGL Holdings and Washington Gas Light Company Deferred Compensation Plan for Outside Directors, as amended and restated (the “Director Deferred Compensation Plan”). This includes the deferral of the payment of annual Board and committee cash retainers, Board and committee meeting fees, fees for attendance at annual and special shareholder meetings and fees paid by us for attending director education programs. Deferrals are set at percentage increments of 10%. Interest is earned on deferred amounts, compounded quarterly.

The interest rate on amounts deferred on or after January 1, 2013 is equal to the weighted average interest rate of all of the Company’s outstanding debt because, in any one year, the liability that the Company has to directors is a consolidation of fees deferred over a number of years by directors. Therefore, the funds displace other long-term borrowings that the Company would have otherwise utilized. The interest rate on amounts that were deferred prior to December 31, 2012 is equal to the weekly average yield to maturity for 10-year U.S. Government fixed interest rate securities issued at the time of the deferral, with a minimum rate of 8% per year.

16 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Director Compensation

The interest rate earned on compensation deferred after January 1, 2013 is determined on January 1 each year. The applicable interest rate for calendar year 2015 is 5.65%.

Directors may elect to defer distribution of their compensation for a minimum period of one year following the end of the year in which compensation is deferred or until the director’s retirement from the Board. Deferred compensation may be distributed earlier than the time period specified by a director in the event of the director’s retirement, disability, death or upon the occurrence of a severe financial hardship. Directors may elect to receive payment of deferred amounts in a lump sum or in equal annual installments up to a ten-year period. Directors must elect the time and method of distribution at the same time they submit a deferral application. Payments commence within 30 days of the event that triggers payout.

The amount of early withdrawals or accelerated payments made in connection with a severe financial hardship is limited in accordance with applicable tax laws. The administrator of the Director Deferred Compensation Plan has the sole discretion to determine whether such an early withdrawal or accelerated payment in the event of a severe financial hardship will be permitted.

Directors’ Stock Plan

Pursuant to the terms of the Directors’ Stock Plan, shares of WGL Holdings common stock are awarded to each non-employee director annually. The amount of WGL Holdings common stock awarded to each non-employee director for 2014 was equal to $85,000 in value, except that Ms. Rosenthal was awarded common stock equal to $21,250 in value for a partial year of service. The Directors’ Stock Plan is administered by the HR Committee. Employee directors are not eligible to participate in this plan. The shares of common stock awarded under the plan are immediately vested and non-forfeitable. The Directors’ Stock Plan is unfunded and will expire on March 4, 2020, if not previously terminated by the Board or by shareholders.

Director Retirement Plan

A retirement plan for non-employee directors of Washington Gas adopted in 1995 was terminated by the board of directors of Washington Gas effective January 1, 1998, subject to vesting of benefits earned by the directors as of that date. In FY 2014, the Company paid out approximately $94,871 to Mr. Estrin’s primary beneficiary in accordance with the retirement plan. Of the current directors, only Mr. Barnes has vested benefits under this plan.

The benefits are frozen and will be paid out in a fixed amount per year to Mr. Barnes for a ten-year period commencing after his retirement from the Board. Under the plan, Mr. Barnes will receive $10,200 per year during the ten-year payout period.

Donations to Civic Organizations and Charities

Washington Gas has a long-standing tradition of supporting charitable and civic organizations within the Washington, D.C. metropolitan area by contributing financial donations and employee volunteer resources. None of these donations in FY 2014 were made in the name of a director of WGL Holdings or Washington Gas.

Board of Directors Stock Ownership Guidelines

The Board has stock ownership guidelines pursuant to which each Board member should own shares of WGL Holdings having a value of at least five times the amount of his or her annual cash retainer (i.e., at least $275,000 during FY 2014). New directors have five years from the date of their election to the Board to acquire this level of ownership. Based on the closing price of the common stock of WGL Holdings on January 5, 2015, each of the FY 2014 directors was in compliance with the stock ownership guidelines as of that date (or had not yet served for five years and thus was not subject to the minimum ownership guidelines).

WGL HOLDINGS, INC. - 2015 Proxy Statement |	17

Beneficial Ownership

BENEFICIAL OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the information as of January 5, 2015, regarding outstanding common stock of WGL Holdings beneficially owned by each director, each nominee for election as a director, the executive officers named in the Summary Compensation Table in this proxy statement, and all directors, nominees and executive officers as a group. Each of the individuals listed, as well as all directors and executive officers as a group, beneficially owned less than 1% of the Company’s outstanding common stock.

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)
Vincent L. Ammann, Jr.	29,289
Michael D. Barnes	15,406
Gautam Chandra	18,135
Adrian P. Chapman	48,671
George P. Clancy, Jr.	22,132
James W. Dyke, Jr.	9,899
Nancy C. Floyd	8,768
Linda R. Gooden	5,224
James F. Lafond	19,252
Debra L. Lee	12,394
Terry D. McCallister	78,647
Dale S. Rosenthal(2)	2,949
Leslie T. Thornton	0
All directors, nominees and executive officers as a group (22 people):	340,234

(1)	Except as noted below and except for 13,131 shares held indirectly by executive officers in the Washington Gas Light Company Savings Plan for Management Employees, all shares are directly owned by persons shown in this table. None of the individuals listed above nor any other executive officers own stock options.

(2)	Includes 800 shares held by the Robert Rosenthal Marital Trust.

The following table sets forth information as of December 31, 2014 regarding any person who is known to WGL Holdings to be the beneficial owner of more than five percent of WGL Holdings common stock.

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership		Percent of Class
American Century Investment Management, Inc., 4500 Main Street, 9th floor, Kansas City, MO 64111	4,657,539	(1)	9.37%
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	4,407,572	(2)	8.86%
State Street Corporation, State Street Financial Center, One Lincoln	3,460,878	(3)	6.96%
Street, Boston, MA 02111
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	3,065,953	(4)	6.17%

(1)	This information is based on a Form 13G/A, filed on February 13, 2014, with the SEC by American Century Investment Management, Inc., which reported that it had sole voting authority over 4,497,319 shares and sole investment authority over the shares.

(2)	This information is based on a Form 13G/A, filed on January 31, 2014, with the SEC by Black Rock, Inc., which reported that it had sole voting authority and sole investment authority over the shares.

(3)	This information is based on a Form 13G, filed on February 5, 2014, with the SEC by State Street Corporation, which reported that it had shared voting authority and shared investment authority over the shares.

(4)	This information is based on a Form 13G/A, filed on February 12, 2014, with the SEC by The Vanguard Group, Inc., which reported that it had sole voting authority over 110,291 shares and sole investment authority over 2,992,662 shares.

18 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Human Resources Committee Report

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors to file reports of securities ownership and changes in such ownership with SEC. Based on our records and information, all applicable reporting requirements under Section 16(a) were satisfied in FY 2014.

HUMAN RESOURCES COMMITTEE REPORT*

The following Compensation Discussion and Analysis section has been prepared by the management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the HR Committee.

The HR Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and its discussions, the HR Committee recommended to the Board that the following Compensation Discussion and Analysis section be included in this proxy statement.

HUMAN RESOURCES COMMITTEE

James F. Lafond (Chairman)

George P. Clancy, Jr.

James W. Dyke, Jr.

* Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

WGL HOLDINGS, INC. - 2015 Proxy Statement |	19

Compensation Discussion And Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) contains a discussion of the material elements of compensation awarded to, earned by, or paid to the principal executive officer, the principal financial officer, and the next three most highly compensated executive officers of WGL Holdings and Washington Gas. These individuals are listed in the Summary Compensation Table provided later in this proxy statement and are referred to in this CD&A as the “Named Executive Officers.” None of the Named Executive Officers are members of the HR Committee.

Program Highlights

Our executive compensation program is performance-oriented and reasonable, as evidenced by the following:

•	Our pay philosophy is conservative.
o	We have no employment contracts with executives and no guaranteed pay.
o	Each component of our program is targeted at the size- adjusted 50th percentile of the utilities marketplace. Use of a utilities market rather than general industry results in lower market benchmarks.
o	The HR Committee’s consultant size-adjusts the market data to be appropriate based on our revenues relative to the total compensation peer group. The market capitalizations of peers have no impact on the market data we use to make pay decisions.
o	Executive perquisites are few and have low-value.
•	Our actual pay opportunities are moderate.
o	Our FY 2014 target total compensation opportunities for Named Executive Officers were all slightly below market.
o	We take retirement benefits into account when comparing target total compensation to the size-adjusted 50th percentile. That is, where retirement benefits are above- market, we reduce long-term incentive opportunities to offset them.
•	Our short-term incentive program is conservatively designed, has had moderate actual payouts and is regarded favorably by our regulators.
o	The plan pays a maximum of 150% of target.
o	The Company portion payout was 90% of target for FY 2014 and has averaged 100% of target for the past three fiscal years.
o	Our design, which uses 13 performance measures, achieves favorable regulatory treatment due to its high customer orientation.
•	Our long-term incentives are entirely performance-based and have paid zero or below target for the past three periods.
o	Our performance share and performance unit payouts depend on how our 3-year TSR compares to that of utilities deemed most like us. The measure is intended to be a proof of our business strategy and our execution of it. Performance share values also depend on the extent to which our shares appreciate over the performance period.
o	The FY 2014 payout scale for our performance shares and performance units has a probabilistic value of slightly less than target.
o	Performance share and performance unit payouts for the past three performance periods paid zero or below target, and there were no “make-up” payments to offset these below-target long-term incentive payouts.
o	We have not granted time-based restricted stock since 1996 or stock options since 2006.

Outreach Following Last Year’s Say-On-Pay Vote and FY 2015 Program Changes

Last Year’s Say-on-Pay Vote Result

At the Company’s 2014 annual meeting of shareholders, shareholders had the opportunity to cast an advisory vote regarding our executive compensation program, i.e., a “say-

on-pay” vote. The result was 84% favorable, compared to 96% favorable in the prior year.

Shareholder Outreach

To better understand last year’s vote result, we conducted investor outreach with many of our largest institutional shareholders, resulting in meetings with eight shareholders representing in aggregate approximately 29% of our outstanding common stock. In these meetings, we learned the following:

•	The investors with whom we spoke generally did not express concerns about the size of our actual payouts, the structure of our pay practices, the link between pay and performance or our methods for determining market-based compensation targets.

20 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Compensation Discussion And Analysis

•	Some shareholders suggested that incorporating a second performance metric in our incentive program would strengthen our ability to attract and retain talent by mitigating the risk of incentive payouts below market levels.
•	None of these investors took issue with the threshold in our relative TSR plan.
•	All of these investors seemed to understand and support our approach to size-adjustment of compensation opportunities.
•	In general, these investors encouraged the use of TSR as a metric that is well-aligned with shareholder interests, and understood the link between TSR performance and actual compensation over the past few years.

Nevertheless, several of our shareholders did express a preference for expanded disclosure about the link between our short-term performance metrics and our long-term strategic goals, the evaluation of our annual corporate scorecard results for the purpose of determining short-term incentive payouts and our selection of the total compensation peer group and the long-term incentive peer group, which is reflected in the discussion below. In addition, we have included a Proxy Summary section in this proxy statement that summarizes key information relating to our compensation program and other information.

FY 2015 Program Changes

For FY 2015 we have made two changes to our long-term incentive program that we believe are aligned with investor feedback:

(i)	In order to bring the scale in line with those of comparable utility companies and ensure that our compensation program is competitive, we lowered the percentile at which payouts of performance shares and performance units could be made from 30th percentile TSR to 25th percentile TSR. This change results in a probabilistic value for the scale of exactly 1.0 times target.

(ii)	We added a dividend growth standard to our long-term incentive program that applies if TSR is below the 25th percentile. If met, the dividend growth standard will result in a payout of 25% of target. Dividend growth is highly valued by long-term holders of our common stock and that of comparable utility companies, and we believe that the addition of this metric aligns compensation with an important element of investment returns. Furthermore, the addition of this metric will more closely align our long-term incentive program to compensation programs of comparable utility companies. This change is also responsive to investor feedback that the use of a second performance measure in our long-term incentive program will positively affect our ability to attract and retain talent.

FY 2014 in Review

FY 2014 Operating Highlights
•	WGL Holdings and Washington Gas generated record non- generally accepted accounting principles (“GAAP”) operating earnings for FY 2014.
•	The Board authorized a $150 million Share Repurchase Program in FY 2014. As of September 30, 2014, WGL Holdings had invested approximately $56 million to repurchase approximately 1.3 million shares of common stock of the Company. In aggregate to date, we have invested approximately $97.6 million to repurchase approximately 2.3 millions shares.
•	WGL Holdings increased its annual dividend by eight cents, a 4.8% increase, to $1.76. This marks the 38th consecutive year that the Company has increased the dividend on its common stock.
•	WGL Holdings entered into multi-million dollar agreements related to renewable energy in FY 2014, continuing to add new solar energy and fuel cell projects to its portfolio. As of September 30, 2014, WGL Holdings’ portfolio consists of over 60 megawatts of installed solar capacity and 3.4 megawatts of installed fuel capacity. An additional 40 megawatts of distributed generation is currently under contract or in construction.
•	WGL Holdings has become a 55% equity owner in a joint venture that owns approximately 39% of the Central Penn Pipeline project, which will be an integral part of Transcontinental Gas Pipeline Company LLC’s recently announced Atlantic Sunrise Project. This pipeline is designed to provide new firm transportation capacity from various supply points in northeast Pennsylvania and extending to Lancaster County, Pennsylvania. Other partners include COG Holdings LLC, Vega Midstream MPC LLC, and River Road Interests LLC.
•	Washington Gas experienced record cold spikes in its territories, recording nine peak days during FY 2014. The Company’s distribution system operated safely and continuously during these extreme conditions.
•	Washington Gas also exceeded its new meter additions target for FY 2014, which resulted in the addition of over 13,300 new meters within its service territory, which we believe demonstrates the Company’s successful marketing and sales efforts.
•	Washington Gas’ employees volunteered more than 11,000 hours of their time to a variety of community service projects in the Washington D.C. metropolitan area.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 21

Compensation Discussion And Analysis

What We Pay and Why: Elements of Compensation

We have three main elements of direct compensation: base salary, annual incentives and long-term equity compensation. The majority of direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs and modest business-related perquisites. The dashboard below provides a snapshot and describes why we provide each element.

Other Elements of Compensation

Benefits		Perquisites		Retirement Programs

•	Provide a safety net to protect against financial catastrophes that can result from illness, disability or death.	•	We believe the benefit the Company receives from providing perquisites significantly outweighs the cost of providing them.	•	Provide for basic retirement needs and serve as an additional means to attract and retain employees.

•	Includes medical, dental, disability and severance plans.	•	Additional detail and the business rationale for each perquisite are described on page 33.	•	Include pension plans, retirement savings plans and deferred compensation plans.

•	Named Executive Officers generally participate in the same benefit plans as the broader employee population.			•	For additional details, see “Retirement Benefits” beginning on page 31.

22	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Compensation Discussion And Analysis

Objectives of Executive Compensation Program

Our executive compensation program is intended to achieve the following fundamental objectives:

•	attract and retain qualified executives;
•	focus executives’ attention on specific strategic and operating objectives of WGL Holdings;
•	align executives’ interests with the long-term interests of WGL Holdings’ shareholders; and
•	align management’s interests with the customers of its regulated utility company (Washington Gas) by rewarding the provision of a safe and reliable gas supply to customers at a reasonable cost, and align management’s interests with the customers of its non-utility entities and the communities in which we operate.

To accomplish those objectives, the HR Committee provides the Named Executive Officers competitive total compensation opportunities based on the size-adjusted 50th percentile of the range of compensation paid by similar utility industry companies for positions of similar responsibility. Actual pay reflects WGL Holdings’ short and long-term performance and the individual’s performance.

Elements of Executive Compensation Program

In FY 2014, our compensation program for our executive officers, including the Named Executive Officers, consisted of several compensation elements, each of which is discussed in more detail below. Each element of the executive compensation program is structured to help achieve one or more of the compensation objectives described above. Decisions with respect to one element of pay generally do not impact other elements of pay, with the exception that above-market retirement benefits reduce long-term incentive opportunities so that total target compensation remains near market compensation.

A significant percentage of total compensation is allocated to incentives, both short-term and long-term. Short-term incentives focus on internal performance measures and goals that we set each year, and are paid in cash. Long-term incentives focus on our TSR against peers and are denominated in and paid in a combination of stock and cash.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the HR Committee uses market data and its business judgment to determine the appropriate level and mix of incentive compensation.

Analysis

Key Analytic Tools

The HR Committee uses specific analytic tools as well as its seasoned business judgment in forming recommendations and decisions on executive compensation matters. To facilitate the HR Committee’s decision-making process for FY 2014, the HR Committee’s independent executive compensation adviser, a partner at Meridian Compensation Partners, LLC (“Meridian” or “the adviser”) prepared: an executive compensation market study, a retirement benefits analysis, compensation tally sheets for each executive, pay and performance comparisons, an incentives risk evaluation and information on executive compensation trends. These materials were delivered to the HR Committee members in advance of HR Committee meetings and were the subject of discussion between HR Committee members and the adviser.

In addition, the HR Committee received and considered comprehensive reports from management on corporate and individual executive performance. Corporate performance was discussed with the HR Committee at the time that our financial results for FY 2014 were being released to the public. The HR Committee considered our corporate performance as measured by our reported financial results for FY 2014 and by the corporate scorecard for FY 2014.

To determine the Corporate Factor used in the calculation of short-term incentives, the HR Committee evaluates corporate performance based on a holistic review of scorecard results. The absolute number of scorecard goals for which targets are met or exceeded is one of several factors that the HR Committee considers. Other considerations may include (but are not limited to) the relative strategic importance of various scorecard elements, the margin by which the targets are exceeded, and outlier events and intangible factors that the HR Committee determines are important to long-term shareholder value. There were 13 items on the corporate scorecard for FY 2014. Details regarding the targets and results for our corporate scorecard are reported elsewhere in this CD&A.

Individual performance is measured each year by the HR Committee and our management. Every other year, the HR Committee assesses performance in part by the use of a multi-rater survey of our executives. This multi-rater survey is prepared and administered

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 23

Compensation Discussion And Analysis

by a consultant to the Company and the HR Committee. The HR Committee members also have direct knowledge of the performance of several of the executives through regular and special reports by these executives to the Board and Board committees. In addition, our Chairman and CEO discusses the performance of our other executives in detail with the HR Committee.

Several specific corporate performance factors and individual performance factors were considered by the HR Committee in establishing the compensation of our Named Executive Officers for FY 2014. Those corporate and leadership performance factors are specifically described elsewhere in this proxy statement.

Human Resources Committee Decisions

The HR Committee sets the compensation for the Named Executive Officers and certain other senior executives. The following describes the basis on which the HR Committee made decisions in FY 2014.

Market Data and Total Compensation Peer Groups

Our philosophy is to provide pay opportunities for each component of pay and for total compensation at the size- adjusted 50th percentile of the utilities market. In furtherance of that objective, during fiscal year 2013 as background to compensation decisions for FY 2014, the adviser collected and analyzed comprehensive market data on base salary, short and long-term incentives, and the sum of those components. In 2012, the adviser had separately analyzed the market competitiveness of our executive retirement benefits and the prevalence of perquisites. The review of retirement benefits is conducted every two years, as these benefits generally do not vary significantly from year to year.

To develop market information for our executive officers, including the Named Executive Officers, the adviser developed compensation opportunities for comparable positions at comparable companies of comparable revenue size, using statistical techniques to adjust the market data to be appropriate for our particular revenue size. The adviser used all relevant available data for comparable positions in the total compensation peer group. The relative market capitalizations of the Company and our peers do not impact the development of the market benchmarks, given the regression analysis performed by the adviser to size-adjust the data. The elements of pay were benchmarked both individually and in total to the same peer companies.

The total compensation peer group used as background to FY 2014 pay decisions is shown below. The list is subject to change each year depending on the availability of the companies’ data through the Aon Hewitt Total Compensation Measurement database (used by the adviser for FY 2014), and the continued appropriateness of the companies. All companies were chosen because they are utility companies in a size range reasonably near WGL Holdings. While we periodically review market data of general industry companies, which is generally higher than that of utilities, to date these data have not impacted our actual pay levels or practices.

The total compensation peer group is not the same as the long-term incentive peer group described on page 30. The total compensation peer group is intended to benchmark the market compensation for executives in comparable positions, whereas the long-term incentive peer group is selected to benchmark share performance, as measured by TSR, for comparable investment opportunities.

FY 2014 TOTAL COMPENSATION PEER GROUP
AGL Resources	Integrys Energy Group	Pioneer Natural Resources Co.
Alliant Energy Corp.	Laclede Group	Portland General Electric Co.
Ameren Corporation	MGE Energy	PPL Corporation
Atmos Energy	New Jersey Resources	Public Service Enterprise Group
Black Hills Corporation	NiSource Inc.	SCANA Corporation
Centerpoint Energy, Inc.	Northeast Utilities	Sempra Energy
Cleco Corporation	Northwest Natural Gas	South Jersey Industries
CMS Energy Corporation	Northwestern Corp.	Southwest Gas
Chesapeake Utilities	OGE Energy Corp.	UIL Holdings
Consolidated Edison	Pepco Holdings, Inc.	Vectren Corporation
DTE Energy Company	Piedmont Natural Gas

Some of the companies in the above total compensation peer group are considerably larger than WGL Holdings. We include them in order to have the widest possible data sample. As noted above, we size-adjust the results to be appropriate to WGL Holdings’ revenues size. A 50th percentile “line of best fit” is drawn through the data, and the compensation level on that line that corresponds to our revenues size is treated as the

“market” for purposes of setting compensation. For example, the graph below exhibits the determination of the size-adjusted 50th percentile, or “market”, total cash compensation (corresponding to base salary plus target short-term incentive compensation) for the Chief Executive Officer position (used for FY 2015 compensation decisions) based on compensation data from the total compensation peer group:

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Compensation Discussion And Analysis

Market Percentile for Target Pay and Pay Changes for FY 2014

Target pay levels of executive officers (which includes the Chairman and CEO and the other Named Executive Officers), in FY 2014 and in prior years, were set at a level approximately equal to the size-adjusted 50th percentile of the utility market for officers of similar experience and responsibility. The HR Committee utilized comprehensive executive compensation data provided by its adviser to determine these market levels, which were then used to establish compensation levels for all of our officers.

This approach was taken to place base salaries at overall market rates for base pay, and to leave the opportunity for each officer to achieve, exceed or fall short of total target compensation through incentive pay. This continuing practice is designed to encourage higher levels of performance by the officers. We believe this practice also aligns the interests of the officers of WGL Holdings and Washington Gas with the interests of shareholders, customers and the communities in which our businesses operate.

The compensation data demonstrated a higher level of market base pay and incentive opportunities for the Chairman and CEO position as compared to other executive officers. Therefore, the HR Committee granted Mr. McCallister higher levels of target pay than other officers.

Mr. McCallister, our Chairman and CEO, made specific recommendations for FY 2014 salary adjustments for all officers except himself, considering the data provided by the HR Committee’s adviser on industry compensation levels, the scope of each Named Executive Officer’s role, and the Named

Executive Officer’s sustained individual performance, results and time in position. These recommendations were presented to the HR Committee for discussion and recommendation to the Board at the September 21, 2013 HR Committee meeting and were effective October 1, 2013.

The HR Committee met with its adviser in executive session at that meeting to consider Mr. McCallister’s base salary and target incentives for FY 2014, which it has sole authority to approve. In September 2013, the HR Committee increased Mr. McCallister’s base salary by $5,000 (0.6%), with no increase to short-term incentive or long-term incentive percentage opportunities.

FY 2014 target pay opportunities for all executive officers were established based on considerations of market data and internal pay equity. As a result of these changes, target pay opportunities for the Named Executive Officers ranged from 1% to 12% below market after including the retirement benefits available to each Named Executive Officer. For all Named Executive Officers, above-market retirement benefits served to decrease the long-term incentive grants made, in order to be at or below market for all compensation elements.

The base salary that was paid to each Named Executive Officer in FY 2014 is the amount reported for such officer in column (c) of the Summary Compensation Table that appears later in this proxy statement. Short-term incentive target opportunities are reflected in column (d) of the Grants of Plan-Based Awards Table that appears later in this proxy statement.

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Compensation Discussion And Analysis

Base Salary

Base salary is designed to reward the required day-to-day activities and responsibilities of each position. We choose to pay it because it is an expected aspect of executive compensation in the marketplace.

Omnibus Incentive Compensation Plan

The WGL Holdings, Inc. Omnibus Incentive Compensation Plan (“Omnibus Plan”) provides the opportunity for short- term and long-term incentive compensation of our executive officers, including the Named Executive Officers. Short-term incentive compensation is “at risk,” in that payment of any of this compensation depends upon performance of the individual officer and our Company performance. Long-term incentive compensation is also “at risk” in that it relates directly to the performance of WGL Holdings common stock against that of other utilities. Both plans have the potential to pay zero if performance goals are not met.

Short-Term Incentive Compensation

Purpose of Short-Term Incentives

The short-term incentive program is designed to reward the level of performance of officers of WGL Holdings and its subsidiaries.

We choose to pay it to encourage higher annual corporate and individual performance.

Short-Term Incentive Awards

The FY 2014 short-term incentive program set target percentages of base salary that could be earned for the achievement of corporate and individual performance goals. Payouts could be higher or lower than target depending on 2014 corporate and individual performance, ranging from 0% to 150% of target per the scale below.

Item	Corporate	Individual	Total
Weighting	75%	25%	100%
Corporate or Individual Factor, as applicable	maximum 1.5	maximum 1.5	—
Individual Factor applied again to the corporate portion	maximum 1.0	—	—
Maximum payout as% of target	112.5%	37.5%	150%

The amounts listed in columns (c), (d) and (e) of the “Grants of Plan-Based Awards” table in this proxy statement show the potential range of short-term cash awards for FY 2014 for each Named Executive Officer.

At its September 18, 2013 meeting, the HR Committee set 2014 target short-term incentive award opportunities for each Named Executive Officer at or near the size-adjusted 50th percentile of the market data provided by the HR Committee’s adviser. It also approved FY 2014 performance goals and targets that governed payout under the plan.

The corporate performance goals, outlined on our FY 2014 corporate scorecard, recognize that shareholders in a regulated utility achieve their investing objectives when customers are well-served through efficient operations. The FY 2014 performance goals, targets and results are set forth below.

The Company’s FY 2014 performance goals included multiple metrics in eight corporate performance categories related to: safe delivery, performance improvement, customer value, supplier diversity, sustainability, employer of choice, reliable supply and financial performance. These goals measure the results of short- term activities that drive the long-term strategic objectives of the Company. The performance targets are intended to challenge the Company and its executive officers to achieve significant accomplishments in each of these areas. Performance against these goals resulted in a Corporate Factor determined by the HR Committee. The determination of the Corporate Factor is, as discussed above, based on a holistic review of scorecard results that considers the absolute number of targets met or exceeded, the relative strategic importance of various scorecard elements, the margin by which targets are exceeded, and outlier events and intangible factors that the HR Committee determines are important to long-term shareholder value.

The HR Committee also established a consolidated non-GAAP return on equity threshold of 8.7%, which, if not met, would lead to zero payout of the corporate portion of the plan. The return on equity threshold will vary each year as a benchmark in relation to the expected earnings forecast for that year.

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Compensation Discussion And Analysis

FY 2014 Corporate Performance

The table below sets forth the Company’s performance against our performance goals.

	Corporate Goals	FY 2014 Target	FY 2014 Results
1.	Safe Delivery
	Employee Work Safety	Less than or equal to a DART* rate of 1.44	1.61
	System Safety/Pipeline Integrity	Greater than or equal to 100%	105.1%
2.	Performance Improvement
	Construction Unit Cost Attainment	Less than or equal to 100% of budget	98.3%
	O & M Per Customer	Less than or equal $276	$266
3.	Customer Value
	New meter additions	Greater than or equal to 13,000	13,327
	Customer Satisfaction	Greater than or equal to 89%	86.5%
4.	Supplier Diversity	Greater than or equal to 19%	22.1%
5.	Sustainability	Greater than or equal to 95%	98.4%
6.	Employer of Choice
	Employee engagement	Greater than or equal to 96%	100%
	Community involvement	Greater than or equal to 10,000 hours of community service by Washington Gas employees	11,133
7.	Reliable Supply
	System Reliability	Less than or equal to 58 outages per 100,000 meters	68.04 outages per 100,000 meters
8.	Reward Investors
	Allowed Utility Return on Equity	Greater than or equal to 9.6% (non-GAAP)	12.0%
	Non-Utility Earnings	100% of targeted earnings levels from all non-utility operating subsidiaries	83%

* “DART” refers to Days Away/Restricted or Job Transfer.

Progress in the areas described above strengthens our ability to grow and to provide a competitive return for investors while maintaining a safe, reliable natural gas distribution system that provides sustainable value for our customers. For FY 2014, 9 of 13 scorecard goal targets were met or exceeded.

The Company’s actual FY 2014 non-GAAP return on equity, which is a measurement of the return on equity of WGL Holdings as a consolidated entity, was 10.7%, which exceeded the threshold of 8.7%. The Company determines consolidated non-GAAP return on equity by adjusting GAAP net income for certain operating earnings and/or losses (non-GAAP adjustments). This amount is then divided by average GAAP equity as adjusted for items included as non-GAAP adjustments.

Based on the Company’s performance, taking into consideration the strategic importance of the various performance criteria, the margin by which targets were exceeded and other considerations, on November 12, 2014, Mr. McCallister recommended, and the HR Committee approved, a Corporate Factor of 90% for 2014.

FY 2014 Individual Performance

Named Executive Officers had individual goals for FY 2014 which encompassed:

•	their contributions to meeting established corporate and departmental goals;
•	managing resources within established departmental budgets; and
•	effectiveness in areas of leadership, planning and teamwork.

After a comprehensive performance appraisal of each Named Executive Officer and a review of their achievement of the individual goals which had been set for them, Mr. McCallister recommended an Individual Factor specific to each Named Executive Officer, except for himself. The HR Committee discussed and approved the Individual Factors recommended by the CEO for these Named Executive Officers. In executive session, the HR Committee developed an Individual Factor of 1.4 for Mr. McCallister. The other Named Executive Officers received the following Individual Factors: Chapman: 1.4, Ammann: 1.4, Chandra: 1.2, and Thornton: 1.4.

These Individual Factors reflected the personal effectiveness of the executives in achieving the results of the corporate scorecard described above. Mr. McCallister’s Individual Factor in particular reflects achievement of 9 of 13 goals on the corporate scorecard, generating record non-GAAP net income in both WGL Holdings and Washington Gas, adding the highest number of new customer meters since 2007, reducing employee injuries by 50% over the past 5 years, building for future success (including a $410 million pipeline investment), significant FY 2014 shareholder engagement, generating adequate funds for a significant stock buyback, improvement in non-utility operations, providing reliable gas

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Compensation Discussion And Analysis

delivery through a record-setting winter, maintaining a strong control environment in the Company, continuing to ensure a strong succession and executive development plan and deploying $120 million of capital for new business opportunities in renewable energy. Mr. McCallister also was selected to chair the Board of Directors for the American Gas Association in 2015, was appointed to the

National Petroleum Council and chairs the Board of Directors for the Gas Technology Institute. Additionally, during FY 2014, Mr. McCallister led the Company in achieving the accomplishments listed under the “FY 2014 in Review – Fiscal Year Operating Highlights” section of this CD&A.

FY 2014 Target Opportunities

Target FY 2014 short-term incentive award opportunities were determined primarily considering the market compensation data discussed above, and secondarily considering internal pay equity, i.e., the relationship of target award opportunities of the Named Executive Officers with those of other officers at the same level in the Company. The amounts listed in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table following this CD&A represent the potential range of short-term incentive awards for 2014 and are based on a percentage of each Named Executive Officer’s base salary at October 1, 2013, as follows:

FY 2014 SHORT-TERM INCENTIVE TARGET OPPORTUNITY

Named Executive Officer	Target Short-Term Incentive Compensation as Percent of Base Salary
McCallister	85%
Ammann	55%
Chapman	75%
Chandra	55%
Thornton	50%

For tax purposes, the HR Committee set a limitation on FY 2014 short-term incentive payouts for Messrs. McCallister and Chapman of 0.89% and 0.52% of FY 2014 net income, respectively. The HR Committee then used negative discretion as provided under Section 162(m) of the Internal Revenue Code to arrive at actual, lower FY 2014 payouts based on our performance for the year.

The amounts of short-term incentive awards relating to FY 2014 were paid in December 2014 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table in this proxy statement. The amounts of such short-term incentive awards for the Named Executive Officers range from 97.5% to 102.5% of target.

Clawback Policy — Forfeiture and Recoupment of Short-Term Incentives

We have a Forfeiture and Recoupment Policy to recoup short- term incentive awards paid to certain officers of the Company and its subsidiaries, including the Named Executive Officers, under certain circumstances. Pursuant to this policy, the Board, upon the recommendation of the HR Committee, may direct that all or a portion of any short-term incentive payout made to these officers be recovered if such payout was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

The HR Committee will determine whether such recovery will be effectuated by: (i) seeking repayment from the officer, (ii) reducing the amount that would otherwise be payable to the officer under any compensatory plan, program or arrangement maintained by the Company, (iii) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) any combination of the foregoing. In each instance in which the potential for recovery of short-term incentives exists, the Company will not seek recovery after a period of 24 months following the first public issuance or filing with the SEC (whichever first occurs) of a financial report containing the materially inaccurate statement or reporting the achievement of the performance metric that is later deemed to have been materially inaccurate.

Long-Term Incentive Compensation

Purpose of Long-Term Incentive Awards

The long-term incentive program is designed to reward our performance for shareholders relative to other utilities. It grants performance shares and performance units in a 50%-50% ratio. We choose to provide long-term incentive opportunities to achieve the following goals:

•	Align executives’ interests with shareholder interests: performance share and performance unit payouts are dependent on WGL Holdings common stock performance compared to peer companies. In addition, performance share awards rise and fall in value with the price of our common stock during the performance period.

•	Align the interests of executives and shareholders with utility company customer interests: the Company’s focus on providing safe and reliable gas delivery through its damage prevention, system safety/pipeline integrity, and system reliability programs benefits utility customers and also contributes to the long-term growth of shareholder value.

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Compensation Discussion And Analysis

•	Match market practice: the majority of regulated utility companies use plan designs similar to our performance share and performance unit programs and use similar performance measures.
•	Promote common stock ownership: payout of earned performance share awards is made 100% in common stock.
•	Encourage retention: vesting provisions in the performance share and performance unit programs provide incentive for executives to stay with us and manage the Company in the long-term interests of the Company, its shareholders and customers.

Award Size Determinations

The target values of the long-term incentive awards for Named Executive Officers are determined by the HR Committee based on the size-adjusted 50th percentile of the market data for total target compensation provided by its adviser, taking into consideration the aggregate amount of base salary, short-term incentive awards and the value of retirement benefits, and considering internal pay equity. To arrive at the actual award size for performance shares and performance units, we divide the executive officer’s target value applicable to performance shares and performance units (for each, 50% of the total long-term incentive award) by the value of one performance share or performance unit, as the case may be, on the date of grant, as calculated by the HR Committee using the same methodology that was used to develop the market data. Under this methodology, the value of a performance share is equal to the closing price of a share of common stock of WGL Holdings on the last day of the prior fiscal year ($42.71 for FY 2014 grants) and the value of a performance unit is $1, in each case, times a factor (0.777 for FY 2014 grants) that takes into consideration certain risks associated with receiving long-term grants. Comparable elements of long-term compensation of companies in the total compensation peer group were likewise adjusted for these risks for purposes of determining market compensation.

Performance Share and Performance Unit Awards

Performance share awards are denominated and are paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash. In all other respects, the two awards are the same.

Performance shares and performance units will be paid out at the end of the performance period if certain long-term performance criteria are achieved and the Named Executive Officer remains an employee. If the Named Executive Officer leaves the Company before the performance period has ended, he or she will forfeit any payouts for all open performance periods. Upon retirement, death or disability, however, the HR Committee has discretion to prorate awards based on the number of months worked in the performance period.

The measure of performance for performance shares and performance units is TSR relative to the long-term incentive peer group for the performance period. TSR is calculated as follows:

Total Shareholder Return =	Change in stock price + dividend paid
Beginning stock price

Performance/Payout Relationship

The table below shows the performance and payout scale for performance share and performance unit grants made through October 1, 2013.

Performance in TSR vs. Peers	Payout of Performance Shares or Performance Units (% of Target Awarded)
90th percentile+	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%
Less than 30th percentile	0% (No payout)

For grants made on October 1, 2013 or later, in order to smooth end-of-period volatility, the Company’s relative cumulative TSR will be calculated at the end of each fiscal quarter of the third year of the performance period. The hypothetical payouts from these four TSR calculations will be averaged to determine the final payout amount.

Generally, the percentile rank will not fall directly on one of the ranks listed in the left column. When this occurs, performance is interpolated between the percentiles listed in the columns on a straight-line basis as reflected in the graph below.

PAYOUT OF PERFORMANCE SHARES OR PERFORMANCE UNITS

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Compensation Discussion And Analysis

Long-Term Incentive Peer Group Selection

To serve as the long-term incentive peer group applicable to determining long-term incentive awards for a particular performance period, the HR Committee chooses companies based on the following criteria:

•	classification as an energy related company under the Standard Industrialization Classification codes;
•	public equity ownership and headquarters in the United States;
•	no announced merger plans;
•	annual net revenues greater than $175 million;
•	at least 70% of assets related to U.S. natural gas distribution;
•	no significant exploration and production or electric generation assets;
•	no significant energy trading operations; and
•	an investment grade credit rating by Standard & Poor’s and Moody’s.

Companies that meet most, but not all, of the above criteria are considered and included in the long-term incentive peer group if deemed to be comparable based on other market indicators.

The long-term incentive peer group is not the same as the total compensation peer group discussed on page 24. The total compensation peer group is intended to benchmark market compensation for executives in comparable positions, whereas the long-term incentive peer group is selected to benchmark share performance, as measured by TSR, for comparable investment opportunities.

Long-Term Incentive Peer Group and Payout for the 2012-2014 Performance Period

The payout for performance share and performance unit grants for the period from October 1, 2011 through September 30, 2014 (the 2012-2014 period) was zero (i.e., no payout was earned and the awards expired worthless) because our TSR performance was below the 30th percentile.

The long-term incentive peer group for that grant was as shown below. Awards would have been paid out on October 1, 2014 to the extent earned.

AGL Resources	MGE Energy, Inc.	Piedmont Natural Gas
Atmos Energy Corp.	New Jersey Resources	South Jersey Industries
Centerpoint Energy	Northwest Natural Gas	Southwest Gas Corp.
CH Energy Group	Northwestern Corp.	UIL Holdings Corp.
Consolidated Edison, Inc.	Pepco Holdings, Inc.	Vectren Corporation
Laclede Group Inc.

Long-Term Incentive Peer Group for the 2014-2016 Performance Period

The payout of performance share and performance unit grants made in FY 2014 (i.e., on October 1, 2013) will be based on our 2014-2016 TSR against peer companies during the performance period from October 1, 2013 through September 30, 2016. The

2014-2016 peer companies listed below were approved at the HR Committee’s September 18, 2013 meeting based on the criteria described under the heading, “Long-Term Incentive Peer Group Selection.”

AGL Resources	Laclede Group Inc.	Pepco Holdings, Inc.
Atmos Energy	New Jersey Resources	Piedmont Natural Gas
CenterPoint Energy	MGE Energy	South Jersey Industries
Chesapeake Utilities Corp.	Northeast Utilities	Southwest Gas Corp.
Consolidated Edison, Inc.	Northwest Natural Gas	UIL Holdings Corp.
Integrys Energy Group, Inc.	Northwestern Corp.	Vectren Corporation

Other Prior Year Awards

Performance share and performance unit award grants also were made for the 2013-2015 performance period which runs from

October 1, 2012 through September 30, 2015. The terms of those awards are similar to those described above.

Realized Long-Term Incentive Payouts

Compensation granted to the Named Executive Officers and reported in the “stock awards” column of the Summary Compensation Table on page 35 represents a long-term incentive for future performance, not current cash compensation. This long-term incentive pay will not actually be received by the Named Executive Officers for three years and remains at risk of forfeiture. While the amounts shown in the “stock awards” column of the

Summary Compensation Table reflect the grant date fair value of equity awards received by a Named Executive Officer, they do not reflect how the Company’s TSR over the three-year vesting period will impact the actual payout. The individual may be compensated considerably more or less based on how well the Company’s TSR performs against the long-term incentive peer group.

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Compensation Discussion And Analysis

The tables and graph below outline the aggregate realized long- term incentive earned payouts for the performance periods ended September 30, 2014, 2013 and 2012 in contrast to the target long-term award values for the same periods. This table illustrates the pay for performance nature of our executive compensation program.

AGGREGATE LONG-TERM INCENTIVE (“LTI”) PAYOUTS COMPARED TO AGGREGATE TARGET AWARD VALUE FOR YEARS ENDED SEPTEMBER 30, 2014, 2013 AND 2012

	Actual TSR Performance	Payout % of Target
LTI vested 9/30/12	22nd Percentile	0%
LTI vested 9/30/13	34th Percentile	61%
LTI vested 9/30/14	24th Percentile	0%

	McCallister		Ammann		Chapman		Chandra		Thornton
	Target Award Value(1)	Target Award Delivered(2)	Target Award Value(1)	Target Award Delivered(2)	Target Award Value(1)	Target Award Delivered(2)	Target Award Value(1)	Target Award Delivered(2)	Target Award Value(1)	Target Award Delivered(2)
LTI vested 9/30/12	$1,087,012	$0	$450,000	$0	$525,974	$0	$277,272	$0	n/a	n/a
LTI vested 9/30/13	$1,372,728	$891,994	$473,376	$307,618	$640,910	$416,460	$358,442	$232,928	n/a	n/a
LTI vested 9/30/14	$1,706,480	$0	$540.025	$0	$898,348	$0	$428,844	$0	$315,121	$0
TOTAL	$4,166,220	$891,994	$1,463,401	$307,618	$2,065,232	$416,460	$1,064,558	$232,928	$315,121	$0
(1)	Target award value represents the sum of the target value of performance shares and the target value of performance units vested on the applicable date. The target value of performance units is $1 per performance unit, and the target value of performance shares is the closing stock price of WGL Holdings common stock on the day preceding the date of grant (which is the last trading day of the fiscal year preceding the date of grant), in each case, times the target number of performance units or performance shares granted. Target award values are not the same as the grant date fair values of the equity awards (calculated in accordance with FASB ASC Topic 718), which are reflected in the Summary Compensation Table on page 35 (for grants made at the beginning of FY 2014, FY 2013 and FY 2012). Equity awards reflected above were granted at the beginning of the fiscal years ended September 30, 2012, 2011 and 2010.
(2)	Realized long-term incentive payout (or “total value delivered”) means the cash value of earned performance units and the share value of earned performance shares on the date of vesting.
(3)	No values are shown for Ms. Thornton for LTI vested September 30, 2012 or September 30, 2013 because she joined the Company in 2011 and, consequently, did not have any long-term incentive awards that were scheduled to vest before September 30, 2014.

Retirement Benefits

Retirement benefits are designed to reward continued service. We choose to have them to provide post-employment security to our employees and because they are an essential part of a total compensation package that is competitive with those offered by other companies, particularly other gas and electric utilities.

We provide retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. Retirement benefit programs applicable to the Named Executive Officers are:

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Compensation Discussion And Analysis

•	tax-qualified employee benefit plans that are available to our employees, including the Washington Gas Light Company Savings Plan (“401(k) Plan”), and the Washington Gas Light Company Employees’ Pension Plan (the “Pension Plan”);
•	the Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”);
•	the Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”); and
•	the Washington Gas Light Company Defined Contribution Restoration Plan (the “Defined Contribution Restoration Plan”).

The 401(k) Plan is a tax-qualified retirement plan in which the Named Executive Officers participate on the same terms as our other participating employees.

The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas and certain affiliates. Effective July 1, 2009, the Pension Plan was closed to new management employee entrants. All employees hired after that date receive an enhanced benefit in the form of an employer contribution under the 401(k) Plan. The enhanced 401(k) benefit consists of a Company contribution between 4%- 6% of base compensation (depending on length of service) to subject employees. Executive officers receive this benefit on the same terms as our other participating employees. The Pension Plan was closed in order to reduce the Company’s risk and to provide a greater degree of predictability regarding the Company’s long-term financial obligations. Each of the Named Executive Officers, except Ms. Thornton, participates in the Pension Plan. Ms. Thornton was hired after July 1, 2009 and, consequently, she receives an enhanced 401(k) benefit.

The DB SERP is a defined benefit plan that allows accrual of a higher benefit than the qualified plan, but vests it more slowly. This plan allows us to: (i) attract mid-career executive hires by replacing foregone pension benefits at former employers, and (ii) be competitive with pensions provided to executives at peer companies which aids in the retention of our executive officers.

On December 18, 2009, the DC SERP was adopted. The DB SERP was closed to new participants on December 31, 2009.

Employees hired or promoted after December 31, 2009 are eligible to participate only in the DC SERP. Those individuals that were executives at that time had a choice of either remaining in the DB SERP or joining the new DC SERP. The closing of the DB SERP to new participants was made for several reasons. By closing the DB SERP to new participants and creating the DC SERP, the Company is able to: (i) reduce its risk, (ii) provide greater predictability of its long-term financial obligations, and (iii) align executive compensation with prevailing market practices.

The benefits provided under the DC SERP were designed to be at the market median and competitive with those offered by other gas and electric utilities. Each of the Named Executive Officers, except Ms. Thornton, is a participant under the DB SERP. Ms. Thornton is a participant under the DC SERP.

The DB SERP and DC SERP include a “clawback” provision that requires a participant to forfeit benefit payments under certain circumstances. Under this clawback provision, if a DB SERP or DC SERP participant willfully performs any act or willfully fails to perform any act, and such act or such failure to act may result in material discredit or substantial detriment to the Company, then upon a majority vote of the Board, the participant, his or her surviving spouse and any beneficiary of those persons, will forfeit any benefit payments owing on and after a date fixed by the Board. After this fixed date, the Company will have no further obligation under the DB SERP or DC SERP to the participant, his or her spouse or any beneficiary. Also, under the clawback provision, if a participant has received a lump-sum benefit, the participant or the surviving spouse would be required to return a proportionate share of that lump sum payment to Washington Gas.

The Defined Contribution Restoration Plan provides supplemental retirement benefits to employees who are not participants in the DB SERP and whose base salary exceeds the limit set forth in the Section 401(a)(17) of the Internal Revenue Code. Of the Named Executive Officers, only Ms. Thornton is a participant under the Defined Contribution Restoration Plan.

See “Pension and Other Retirement Benefits” later in this proxy statement for a discussion of the other aspects of the Pension Plan, the DB SERP, the DC SERP and the Defined Contribution Restoration Plan.

Severance/Change in Control Protections

Severance/change in control provisions are designed to reward executives for remaining employed with us during a time when their prospects for continued employment following the transaction may be uncertain (since many transactions result in significant organizational changes at the senior executive level). We choose to provide severance/change in control protections so that executives will remain focused on shareholders’ and customers’ interests during the change in control. This serves to retain stable executive team during the transition process. Such protections are also helpful in hiring executives from well-compensated positions in other companies or in situations where they are considering attractive opportunities with other companies.

Pursuant to the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain

Executives (the “CIC Plan”), we offer limited severance benefits to executive officers in the event of a change in control of WGL Holdings or Washington Gas. Upon such an event, Named Executive Officers would be provided with severance benefits which include the value of two or three years’ worth of target- level compensation (established based on market data) if their employment were actually or constructively terminated without cause in connection with a change in control.

Named Executive Officers should not be entitled to receive cash severance benefits merely because a change in control transaction occurs. Therefore, the CIC Plan provides for the payment of severance benefits only upon a “double trigger” event.

A “double trigger” event used in this context means that cash payments happen only upon the occurrence of both a change in

32 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Compensation Discussion And Analysis

control and either: (i) an involuntary termination of employment or (ii) a voluntary termination with good reason. Further, vesting/ payout of one-half of outstanding long-term incentive awards is also subject to a “double trigger.” The other one-half vests immediately upon a change in control.

Given that none of the Named Executive Officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, we have concluded that a “good reason” termination severance trigger is appropriate to prevent potential acquirers from having an incentive to cause voluntary termination of a Named Executive Officer’s employment to avoid paying any severance benefits at all. Without a “good reason” termination severance trigger, following a change in control, an acquirer could materially demote a Named Executive Officer, materially reduce his or her salary and reduce or eliminate his or her annual bonus opportunity in order to force the Named Executive Officer to terminate his or her own employment and thereby avoid paying severance. Thus, the CIC Plan provides certain benefits for Named Executive Officers in the event of a “qualified termination” which includes voluntary termination for “good reason,” as this term is defined in the CIC Plan.

If a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes (but not income taxes) imposed, and for all taxes due on the amount of that reimbursement. This provision is intended to preserve the level of change-in-control severance protections that we have determined to be appropriate. On November 17, 2010, the Board eliminated the reimbursement by the Company of excise taxes imposed on such severance payments for any executive officers that become covered by the terms of the CIC Plan on or after January 1, 2011. Each of the Named Executive Officers, except Ms. Thornton, was covered by the CIC Plan prior to January 1, 2011.

Levels of change-in-control payments were developed in prior years and were either reaffirmed or adjusted after a thorough reevaluation of such protection by the HR Committee in 2006. That reevaluation included input from the HR Committee’s adviser and considered both market practice and best practice.

See “Potential Payments Upon Termination or Change in Control — Change in Control Severance Plan for Certain Executives” later in this proxy statement for a discussion of the other aspects of the CIC Plan.

Perquisites

Our limited perquisites are not designed to reward any particular performance or behavior. We choose to provide them to Named Executive Officers only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value.

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive officer up to a pre-determined ceiling. We also pay the cost of certain other perquisites for executive officers, including parking at our headquarters building, a vehicle allowance and an annual physical examination. Benefits available to the Named Executive Officers are noted in the footnotes to the Summary Compensation Table. The values of perquisites provided to each Named Executive Officer in FY 2014 are reported in Column (i) of the Summary Compensation Table in this proxy statement.

Timing of Compensation

Under our current policy, long-term incentive awards are granted effective each October 1, the first day of the fiscal year. Short- term incentive payouts are generally made in December. The HR Committee has the discretion to make awards at any time.

Following is a discussion of the timing of compensation decisions for FY 2014:

•	Base salary changes for FY 2014 were determined at the September 18, 2013 HR Committee and September 25, 2013 board meetings;
•	Short and long-term incentive goals for 2014 were set at the September 18, 2013 HR Committee meeting;
•	Performance share and performance unit grants were approved at the September 18, 2013 HR Committee meeting for grants effective on October 1, 2013 using the common stock price on that date; and
•	Short-term incentive payments for FY 2014 were approved at the HR Committee and Board meetings held on November 13, 2014.

Impact of Prior Compensation

Amounts realizable from prior compensation did not serve to increase or decrease FY 2014 compensation amounts. The

HR Committee’s primary focus was on achieving market-level compensation opportunities.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

As described above in this CD&A, market data, retention needs, performance and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate performance and individual performances are the primary factors in determining the ultimate value of those compensation opportunities.

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Compensation Discussion And Analysis

Role of Executive Officers

Mr. McCallister, our Chairman and CEO, recommended to the HR Committee the compensation opportunities for the other Named Executive Officers. Mr. McCallister was not involved in determining his own compensation. In determining short-term incentive payouts for FY 2014, Mr. McCallister recommended a specific Individual Factor for each Named Executive Officer, except for himself. None of the other Named Executive Officers had any role in determining their executive compensation.

Policies Relating to Stock Ownership

Executive Officer Stock Ownership Requirements

Our executive officers are subject to mandatory stock ownership requirements. Under these requirements:

(i)	the CEO is required to hold 3x base salary in WGL Holdings common stock;

(ii)	the President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and the Senior Vice President, General Counsel and Corporate Secretary are each required to hold 2x base salary in WGL Holdings common stock; and

(iii)	all other executive officers are required to hold 1x base salary in WGL Holdings common stock.

Executive officers must retain performance shares issued through incentive plans (currently the Omnibus Incentive Compensation Plan) net of tax withholding until the threshold holding requirement is met. At the discretion of the CEO, holding requirement waivers may be granted from time to time, if an executive officer is able to demonstrate a financial hardship.

Company Policy Regarding Insider Trading

Our code of conduct prohibits executive officers, directors and other individuals who may have access from time to time to material non-public information from engaging in purchases, sales or option exercises with respect to our common stock while in possession of material non-public information or outside of certain window periods, except in accordance with trading plans that comply with Rule 10b5-1 promulgated under the Exchange Act.

Anti-Hedging and Pledging Policy

Effective November 1, 2012, the Company adopted an anti- hedging and pledging policy that prohibits all employees,

including executive officers, and members of the Board from hedging or pledging WGL Holdings common stock.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of the Named Executive Officers. Each Named Executive Officer is an employee at will. All elements of executive compensation are regularly benchmarked against executive compensation in peer companies. Base salary, short-term incentive, and long-term incentive compensation are benchmarked annually.

Compensation Risk Evaluation

In FY 2014, Meridian conducted an update of a risk evaluation of the Company’s compensation policies and practices for all employees, including executives, which was initially conducted in 2011. Management reviewed the evaluation results with the HR Committee and Meridian. The goal of the evaluation was to identify any features of the Company’s compensation policies and practices that could encourage excessive risk-taking. The evaluation utilized a process that inventoried existing incentive plans and their salient features and examined design and administrative features of these plans to determine risk aggravating or mitigating factors.

In order to focus employees on performance objectives that promote the best interests of the Company and its shareholders, short-term and long-term incentive-based compensation is linked to the achievement of measurable financial and business goals and, in the case of short-term incentives, individual performance goals. The risk evaluation conducted by Meridian found that these arrangements are coupled with compensation design elements and other controls that discourage business decision-making that is focused solely on the compensation consequences and mitigate risks.

Based on the results of the evaluation, we believe that our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of our executive incentive compensation program illustrate this point:

•	Our performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;
•	Our annual and long-term incentives provide a defined and capped range of payout opportunities;
•	Total direct compensation levels are heavily weighted on long- term, equity-based incentive awards with vesting schedules that fully materialize over a number of years;
•	Equity incentive awards are granted annually so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long term; and
•	We have implemented meaningful executive officer stock ownership requirements so that executive officer personal wealth is significantly tied to the long-term success of our Company.

Based on the above combination of program features, we believe that: (i) our executives are encouraged to manage the Company in a prudent manner, and (ii) our incentive programs are not designed in a manner to encourage our senior business leaders to take risks that are inconsistent with the best interests of the Company’s customers, shareholders and other stakeholders.

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Compensation Of Executive Officers

COMPENSATION OF EXECUTIVE OFFICERS

The following tables and related footnotes and discussion present information about compensation for the Named Executive Officers. The “Summary Compensation Table” below quantifies the value of the different forms of compensation awarded to, earned by, or paid to Named Executive Officers in fiscal years 2012, 2013 and 2014.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in FY 2014” table and the description of the material terms of the performance shares and performance units granted in FY 2014 that follows it, provide information regarding the long-term equity incentives awarded to Named Executive Officers that are reported in the Summary Compensation Table. The “Outstanding Equity Awards at FY 2014 Year End” and “Option Exercises and Stock Vested in FY 2014” tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Pension Benefits” and “Non-Qualified Deferred Compensation” tables and the related description of the material terms of the retirement plans describe each Named Executive Officer’s retirement benefits and deferred compensation to provide context to the amounts listed in the Summary Compensation Table.

Summary Compensation Table

The following table presents information about compensation for the Named Executive Officers. It includes compensation awarded to, earned by or paid to the Named Executive Officers during the fiscal year ended September 30, 2012 (“FY 2012”), the fiscal year ended September 30, 2013 (“FY 2013”) and FY 2014. Each of the below-named individuals was also an executive officer of Washington Gas, our utility subsidiary.

The compensation shown in the following table was paid to the individual by Washington Gas.

Name and Principal Position(1) (a)	Fiscal Year (b)	Salary (c)	Stock Awards(2) (e)	Non-Equity Incentive Compensation ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Terry D. McCallister	2014	$800,000	$1,808,991	$697,000	$2,356,517	$36,971	$5,699,479
Chairman of the Board and	2013	$795,000	$1,747,097	$751,772	$1,000,442	$35,239	$4,329,550
Chief Executive Officer	2012	$790,000	$1,703,036	$703,100	$2,800,426	$36,996	$6,033,558
Vincent L. Ammann, Jr.	2014	$445,000	$575,019	$250,869	$659,124	$29,485	$1,959,497
Senior Vice President and	2013	$440,000	$552,542	$281,325	$127,161	$27,990	$1,429,018
Chief Financial Officer	2012	$425,000	$538,933	$271,734	$727,228	$27,534	$1,990,429
Adrian P. Chapman	2014	$535,000	$967,820	$411,281	$1,205,367	$34,624	$3,154,092
President and Chief Operating Officer	2013	$530,000	$931,788	$452,156	$251,398	$36,082	$2,201,424
	2012	$505,000	$896,544	$393,269	$1,635,631	$38,269	$3,468,713
Gautam Chandra	2014	$400,000	$516,873	$214,500	$579,855	$27,204	$1,738,432
Senior Vice President	2013	$385,000	$435,116	$230,278	$94,956	$28,320	$1,173,670
	2012	$375,000	$427,970	$213,281	$588,068	$26,702	$1,631,021
Leslie T. Thornton	2014	$360,000	$395,380	$184,500	$0	$90,189	$1,030,069
Senior Vice President, General Counsel and	2013	$345,000	$368,269	$200,531	$0	$79,744	$993,544
Corporate Secretary	2012	$310,000	$314,492	$137,240	$0	$47,332	$809,064
(1)	The principal positions shown are as of September 30, 2014. Please note that columns (d) “Bonus” and (f) “Option Awards” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during FY 2014, FY 2013 or FY 2012.
(2)	Stock awards consist of performance shares and performance units. For a description of the vesting conditions of performance shares and performance units, see “Performance Shares and Performance Units” following the Grants of Plan-Based Awards in FY 2014 table. These amounts represent the aggregate grant date fair value of the performance share and performance unit awards computed in accordance with FASB ASC Topic 718 at the target level of payout. The amounts in column (e) include the sum of the values for performance shares and performance units. In FY 2014, the Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $904,505; Mr. Ammann — $287,503; Mr. Chapman — $483,910; Mr. Chandra — $258,430 and Ms. Thornton — $197,699. In FY 2013, the Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $873,514; Mr. Ammann — $276,260; Mr. Chapman — $465,874; Mr. Chandra — $217,555 and Ms. Thornton — $184,120. In FY 2012, the Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $851,534; Mr. Ammann — $269,473; Mr. Chapman — $448,276; Mr. Chandra— $213,993; and Ms. Thornton — $157,245.

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Compensation Of Executive Officers

The values of the awards in column (e), assuming that the highest level of performance conditions are achieved, are as follows: FY 2014: Mr. McCallister — $3,617,982; Mr. Ammann — $1,150,038; Mr. Chapman — $1,935,640; Mr. Chandra — $1,033,746 and Ms. Thornton — $790,760. FY 2013: Mr. McCallister — $3,494,194; Mr. Ammann — $1,105,084; Mr. Chapman — $1,863,575; Mr. Chandra — $870,232 and Ms. Thornton — $736,538. FY 2012: Mr. McCallister — $3,406,072; Mr. Ammann — $1,077,864; Mr. Chapman — $1,793,088; Mr. Chandra — $855,940; and Ms. Thornton — $628,984. For a discussion of the assumptions and methodologies used to calculate the amounts in column (e), see the discussion of performance shares and performance units contained in Note 11 (Stock-Based Compensation) to the WGL Holdings Consolidated Financial Statements, included as part of the Company’s 2014 Annual Report on Form 10-K filed with the SEC on November 21, 2014. There were no forfeitures of performance shares or performance units by any Named Executive Officer in FY 2012, FY 2013, or FY 2014. The actual amount ultimately realized by a Named Executive Officer from the disclosed awards listed under column (e) will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, and differences from the valuation assumptions used and the timing of applicable vesting.

(3)	The amounts shown in column (g) constitute the short-term incentive payouts made to the Named Executive Officers as described in the CD&A. The FY 2014 short-term incentive payout amounts were paid in December 2014.
(4)	Column (h) reflects pension accruals for the officers, except Ms. Thornton. Ms. Thornton is not a participant of the Pension Plan. There are no above market or preferential earnings on compensation deferred on a basis that is not tax-qualified, including such earnings on non-qualified contribution plans. The pension accrual amounts represent the difference in present value (measured at the respective fiscal year-end dates shown in the table) based on assumptions shown in the text following the “Pension Benefits” table set forth later in this proxy statement. The amounts shown for Ms. Thornton are those earned as a participant of the DC SERP and the Defined Contribution Restoration Plan.
(5)	The amounts in column (i) represent the values of perquisites and matching contributions under the 401(k) Plan and, with respect to Ms. Thornton, the amount of Company contributions under the DC SERP and the Defined Contribution Restoration Plan. The value of perquisites is set forth in the “Perquisites” table. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2014: Mr. McCallister — $10,400; Mr. Ammann — $10,400; Mr. Chapman — $10,092, Mr. Chandra — $10,115 and Ms. Thornton— $10,515. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2013: Mr. McCallister — $10,200; Mr. Ammann — $10,193; Mr. Chapman — $10,162, Mr. Chandra — $10,069 and Ms. Thornton — $10,864. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2012: Mr. McCallister — $9,930; Mr. Ammann — $10,000; Mr. Chapman — $10,100, Mr. Chandra — $9,808; and Ms. Thornton — $8,585. The Company contributions to the DC SERP, the Defined Contribution Restoration Plan and the enhanced benefit under the 401(k) Plan for Ms. Thornton were as follows: FY 2014 – $60,384, FY 2013 – $50,212 and FY 2012 – $23,607.

Perquisites

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive up to a pre- determined ceiling depending on the level of the executive officer. The highest amount provided to any executive under the income tax, estate and financial planning program is $10,000 per year. We also pay the cost of certain other perquisites for executive officers, including: parking at our headquarters building, a vehicle allowance and an annual physical examination.

The following table sets forth the incremental value of perquisites for the Named Executive Officers in FY 2012, FY 2013 and FY 2014 included in the “All Other Compensation” column (i) of the Summary Compensation Table above.

FY 2012, FY 2013 AND FY 2014 INCREMENTAL COST OF PERQUISITES PROVIDED TO NAMED EXECUTIVE OFFICERS

Name and Principal Position	Fiscal Year	Tax and Financial Counseling ($)	Vehicle Allowance ($)	Parking ($)	Physical ($)	Insurance ($)	Tax Gross-up ($)	Total ($)
Terry D. McCallister	2014	$0	$8,400	$6,770	$1,804	$6,512	$3,085	$26,571
Chairman of the Board and	2013	$0	$8,400	$6,574	$1,697	$5,384	$2,984	$25,039
Chief Executive Officer	2012	$0	$8,400	$6,574	$1,860	$6,316	$3,916	$27,066
Vincent L. Ammann, Jr.	2014	$223	$8,400	$3,390	$2,073	$4,358	$864	$19,085
Senior Vice President and	2013	$0	$8,400	$3,287	$2,038	$3,236	$836	$17,797
Chief Financial Officer	2012	$0	$8,400	$3,287	$1,327	$3,460	$1,060	$17,534
Adrian P. Chapman	2014	$1,225	$8,400	$6,770	$2,282	$5,092	$1,988	$24,532
President and Chief Operating Officer	2013	$2,760	$8,400	$6,574	$1,940	$4,323	$1,923	$25,920
	2012	$3,350	$8,400	$6,574	$3,209	$4,518	$2,118	$28,169
Gautam Chandra	2014	$0	$8,400	$3,390	$1,757	$3,058	$484	$17,089
Senior Vice President	2013	$1,556	$8,400	$3,287	$1,757	$2,783	$468	$18,251
	2012	$0	$8,400	$3,287	$1,708	$2,907	$592	$16,894
Leslie T. Thornton	2014	$0	$8,400	$3,700	$2,300	$3,867	$1,023	$19,290
Senior Vice President, General Counsel and	2013	$0	$8,400	$3,287	$3,227	$2,768	$986	$18,668
Corporate Secretary	2012	$0	$8,400	$2,465	$3,227	$524	$524	$15,140

The amounts set forth in the “tax gross-up” column in the above table represent the amount of taxes paid by the Company on behalf of officers relating to life insurance coverage with benefits in excess of $50,000. We provide the executive officers (and all employees) life insurance equal to one times the employees’ salary. Under the Internal Revenue Code, the cost of the first

36 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Compensation Of Executive Officers

$50,000 of life insurance paid by us is not taxable income to the employee. However, the premiums we paid for insurance in excess of $50,000 is taxable income (imputed income) to the employee. The Company “grosses up” the income of the Named Executive Officers for the taxes on this imputed income (i.e., we pay the taxes for the Named Executive Officers on this imputed income). The imputed income amount and the amount of the tax gross up are both taxable income to the Named Executive Officer.

The amounts under the column entitled, “insurance” in the above table represent the premiums paid by the Company for the respective Named Executive Officer’s long-term care and imputed income for life insurance.

Grants of Plan-Based Awards in FY 2014

The following Grants of Plan-Based Awards table sets forth information concerning the range of short-term incentive opportunities and opportunities under grants of performance shares and performance units to our Named Executive Officers during FY 2014. The grants in the following table were made under the Omnibus Incentive Compensation Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold Number of Shares of Stock (#) (f)	Target Number of Shares of Stock (#) (g)	Maximum Number of Shares of Stock (#) (h)	Grant Date Fair Value of Stock(3) ($) (l)
Terry D. McCallister
Short-term Incentive	N/A	$212,500	$680,000	$1,020,000	—	—	—	—
Performance Share Program	10/01/13	—	—	—	10,547	21,093	42,186	$904,486
Performance Unit Program	10/01/13	$452,252	$904,505	$1,809,009	—	—	—	$904,505
Vincent L. Ammann, Jr.
Short-term Incentive	N/A	$76,484	$244,750	$367,125	—	—	—	—
Performance Share Program	10/01/13	—	—	—	3,353	6,705	13,410	$287,516
Performance Unit Program	10/01/13	$143,752	$287,503	$575,007	—	—	—	$287,503
Adrian P. Chapman
Short-term Incentive	N/A	$125,391	$401,250	$601,875	—	—	—	—
Performance Share Program	10/01/13	—	—	—	5,643	11,285	22,570	$483,910
Performance Unit Program	10/01/13	$241,955	$483,910	$967,820	—	—	—	$483,910
Gautam Chandra
Short-term Incentive	N/A	$68,750	$220,000	$330,000	—	—	—	—
Performance Share Program	10/01/13	—	—	—	3,014	6,027	12,054	$258,443
Performance Unit Program	10/01/13	$129,215	$258,430	$516,859	—	—	—	$258,430
Leslie T. Thornton
Short-term Incentive	N/A	$56,250	$180,000	$270,000	—	—	—	—
Performance Share Program	10/01/13	—	—	—	2,305	4,610	9,220	$197,681
Performance Unit Program	10/01/13	$98,849	$197,699	$395,397	—	—	—	$197,699

Note that columns: (i) “All Other Stock Awards,” (j) “All Other Option Awards: Number of Securities,” and (k) “Exercise Price of Option Awards,” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during FY 2014.

No consideration was paid by any of the Named Executive Officers for the awards listed in the “Grants of Plan-Based Awards” table.

(1)	Amounts in these columns represent the threshold, target and maximum payouts under our performance unit program for the 36-month performance period from October 1, 2013 through September 30, 2016, and the threshold, target and maximum payouts under our short-term incentive program based on FY 2014 performance. Although performance unit grants are considered equity incentive plan awards, the estimated future payouts under these grants are included in these columns because awards are denominated in dollars and paid out in cash, rather than shares of stock.
(2)	Amounts in these columns represent the threshold, target and maximum payouts under our performance share program for the 36-month performance period from October 1, 2013 through September 30, 2016.

(3)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance unit and performance share awards granted in FY 2014 at the target level of payout. The values of these awards, assuming that the highest level of performance conditions is achieved, are as follows: performance shares: Mr. McCallister — $1,808,972; Mr. Ammann — $575,032; Mr. Chapman — $967,820; Mr. Chandra — $516,886; and Ms. Thornton — $395,362; performance units: Mr. McCallister — $1,809,010; Mr. Ammann — $575,006; Mr. Chapman — $967,820; Mr. Chandra — $516,860 and Ms. Thornton — $395,398. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see the discussion of performance shares and performance units contained in Note 11 (Stock Based Compensation) to the Company’s Consolidated Financial Statements, included as part of WGL Holdings’ 2014 Annual Report on Form 10-K filed with the SEC and incorporated herein by reference.

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Compensation Of Executive Officers

No Employment Agreements with Named Executive Officers

None of the Named Executive Officers have employment agreements with the Company.

Performance Shares and Performance Units

Performance share awards are denominated and paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash. In all other respects, the two awards are the same.

The vesting of performance share and performance unit awards is conditioned upon the performance of the Company and the officer’s continued employment. As long as each Named Executive Officer continues to remain an employee, performance shares and performance units become earned and vested based on WGL Holdings’ comparative TSR over a designated three- year performance period. Performance share award grantees do not have the rights of shareholders until the performance shares fully vest. Therefore, performance share grantees do not receive dividends or other earnings on the performance share until it fully vests. Since the performance units pay out in cash once vested, performance unit grantees do not receive dividends or other rights of shareholders.

For further information regarding the long-term incentive peer groups used in determining performance share and performance unit payout and the total shareholder return necessary for the vesting of performance shares, please see the discussion under the heading, “Long-Term Incentive Compensation-Performance Share and Performance Unit Awards” in the Compensation Discussion & Analysis section of this proxy statement.

Awards are converted to cash for shares to the extent necessary to satisfy minimum tax withholding or any governmental levies. Performance shares and performance units are generally forfeited for no value if a Named Executive Officer’s employment terminates prior to the end of the performance period. However, a Named Executive Officer, subject to the sole discretion of the HR Committee of the Company’s Board, may vest in all or a portion of his or her outstanding performance shares or performance units if his or her employment terminates as a result of retirement, death, or disability. Under certain circumstances, following a change in control, between 50% and 100% of an officer’s outstanding performance share or performance unit awards granted on or after December 15, 2006 would become fully vested at target levels. See “Potential Payments Upon Termination or Change in Control — Change in Control Severance Plan for Certain Executives,” below.

Options

The Company has not granted stock options since October 1, 2006 because the Company’s compensation program changed to eliminate granting stock options and to begin granting performance shares and performance units. None of the Named Executive Officers exercised stock options during FY 2014.

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Compensation Of Executive Officers

Outstanding Equity Awards at FY 2014 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers that were outstanding as of

September 30, 2014. Outstanding equity awards at fiscal year- end consist of performance shares and performance units.

	Stock Awards
Name (a)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(1) (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested(1) ($)(j)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(2) (#)(k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested(2) ($)(l)
Terry D. McCallister
Awarded 10-1-11	21,839	$919,859	853,240	$853,240
Awarded 10-1-12	21,988	$926,135	885,019	$885,019
Awarded 10-1-13	21,093	$888,437	900,901	$900,901
Vincent L. Ammann, Jr.
Awarded 10-1-11	6,911	$291,091	270,013	$270,013
Awarded 10-1-12	6,954	$292,902	278,898	$278,898
Awarded 10-1-13	6,705	$282,415	286,358	$286,358
Adrian P. Chapman
Awarded 10-1-11	11,497	$484,254	449,174	$449,174
Awarded 10-1-12	11,727	$493,941	472,010	$472,010
Awarded 10-1-13	11,285	$475,324	481,982	$481,982
Gautam Chandra
Awarded 10-1-11	5,488	$231,155	214,422	$214,422
Awarded 10-1-12	5,476	$230,649	220,420	$220,420
Awarded 10-1-13	6,027	$253,857	257,400	$257,400
Leslie T. Thornton
Awarded 11-28-11	4,033	$169,870	157,560	$157,560
Awarded 10-1-12	4,635	$195,226	186,546	$186,546
Awarded 10-1-13	4,610	$194,173	196,911	$196,911

Note that columns: (b), (c), (d), (e) and (f) relating to the number of securities underlying unexercised options, exercise price and option expiration date have been omitted because none of the Named Executive Officers owned any stock options at the end of FY 2014. Columns (g) and (h) relating to unvested shares have been omitted because none of the Named Executive Officers owned any such unvested shares at the end of FY 2014.

(1)	Columns (i) and (j) relate to performance shares. Performance shares become earned and vested at the end of a three-year performance period, subject to: i) such officer’s continued employment and ii) the comparative TSR of WGL Holdings as compared to the TSR of the applicable long-term incentive peer group during the three year performance period. The number of performance shares shown in the “Awarded 10-1-11”, “Awarded 10-1-12”, and “Awarded 10-1-13” rows for each Named Executive Officer in column (i) of the “Outstanding Equity Awards at FY 2014 Year-End” table are the target number of shares that may become earned if WGL Holdings TSR is at the 50th percentile of the applicable long-term incentive peer group. The value shown in column (j) of the table is the number of shares shown in column (i) times the closing price of WGL Holdings common stock on September 30, 2014 ($42.12), the last trading day of FY 2014.
(2)	Columns (k) and (l) relate to performance units. Performance units are payable in cash and become earned and vested at the end of a three-year performance period, subject to: i) such officer’s continued employment and ii) the comparative TSR of WGL Holdings as compared to the TSR of a peer group of companies during the three year performance period. The number of performance units shown for each Named Executive Officer in column (k) of the “Outstanding Equity Awards at FY 2014 Year-End” table in the “Awarded 10-1-11”, “Awarded 10-1-12”, “Awarded 10-1-13” rows are the target number of units that may be earned if WGL Holdings TSR is at the 50th percentile of the applicable long-term incentive peer group. The aggregate amount shown in column (l) of the table is the number of performance units shown in column (k) multiplied by $1.00 which is the payout value of each performance unit.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 39

Compensation Discussion And Analysis

Option Exercises and Stock Vested in FY 2014

The following table provides information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during FY 2014.

	Option Awards(1)		Stock Awards(2)
Name (a)	Number of Shares Acquired on Exercise (# )(b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting(2) (# )(d)	Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($) (e)
Terry D. McCallister	0	$0	0	0	$0.00
Vincent L. Ammann, Jr.	0	$0	0	0	0.00
Adrian P. Chapman	0	$0	0	0	0.00
Gautam Chandra	0	$0	0	0	0.00
Leslie T. Thornton	0	$0	0	0	0.00
(1)	No stock options were exercised by the Named Executive Officers during FY 2014.
(2)	The information in the above table under the heading, “Stock Awards” reflects the aggregate dollar value realized upon vesting of performance shares, which was zero (i.e., no payout was earned and the awards expired worthless), because our TSR performance was below the 30th percentile threshold. The performance period for the performance shares ended on September 30, 2014.

Non-Qualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ deferred compensation balances during FY 2014, and also shows the total deferred amounts for the Named Executive Officers at the end of FY 2014.

Name (a)	Plan	Executive Contributions in Last FY (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Terry D. McCallister	n/a	0	0	0	0	0
Vincent L. Ammann, Jr.	n/a	0	0	0	0	0
Adrian P. Chapman	n/a	0	0	0	0	0
Gautam Chandra	n/a	0	0	0	0	0
Leslie T. Thornton(1)	DC SERP	0	$49,869	$5,792	0	$111,647

(1)	Ms. Thornton received the indicated amounts as a participant of the Company’s DC SERP and the Defined Contribution Restoration Plan. The terms of these plans are described under the “Pension and Other Retirement Benefits” section of this proxy statement. The amount indicated under the column “Aggregate Balance at Last FYE” included $97,563 in the DC SERP, in which Ms. Thornton was 30% vested as of the end of FY 2014, and $14,084 in the Defined Contribution Restoration Plan, in which Ms. Thorton was 100% vested as of the end of FY 2014.

Pension and Other Retirement Benefits

The following table and related discussion describes the present value of accumulated benefits payable under the Pension Plan (a qualified plan) and the DB SERP (a non-qualified plan).

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Terry D. McCallister	Pension Plan	14.5	$542,900
	DB SERP	28.5	$9,428,310
Vincent L. Ammann, Jr.	Pension Plan	11.0	$356,623
	DB SERP	20.0	$2,279,627
Adrian P. Chapman	Pension Plan	33.0	$1,039,341
	DB SERP	30.0	$4,751,178
Gautam Chandra	Pension Plan	12.0	$291,617
	DB SERP	21.0	$1,620,558

Ms. Thornton is not a participant under the Pension Plan or the DB SERP.

40 |	WGL HOLDINGS, INC. - 2015 Proxy Statement

Compensation Of Executive Officers

The following actuarial assumptions were used in determining the amounts set forth in the “Pension Benefits” table:

Measurement Date	September 30, 2014	September 30, 2013
Discount Rate
DB SERP	4.00%	4.50%
Pension Plan	4.40%	5.00%
Pre-retirement Mortality	None	None
Post-retirement Mortality	RP 2000 CH Projected to 2021 using	RP 2000 CH Projected to 2013 using
	Scale AA	Scale AA
Retirement Age	65	65
Payment Form
DB SERP Amount Earned After 12/31/2004	Actual 409A Lump Sum Election	Actual 409A Lump Sum Election
	Reflecting a 2.50% Interest Rate	Reflecting a 3.00% Interest Rate
Qualified Pension Plan and Pre-409A DB SERP	Qualified Joint & Survivor Annuity	Qualified Joint & Survivor Annuity

For a discussion of the assumptions and methodologies used to calculate the amounts reported in the “Pension Benefits” table above, see the discussion contained in Note 10 (Pension and other Post-Retirement Benefit Plans) to the Company’s Consolidated Financial Statements, and Management’s

Discussion and Analysis of Financial Condition and Results of Operations included as part of WGL Holdings’ 2014 Annual Report on Form 10-K filed with the SEC and incorporated herein by reference.

Summary of Retirement Benefits

Washington Gas provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans.

Retirement benefits provide post-employment security to our employees. As of the end of FY 2014, the following primary retirement benefit programs were available to the Named Executive Officers:

•	the 401(k) Plan, a tax-qualified defined contribution plan in which the Named Executive Officers participate on the same terms as our other participating employees;
•	the Pension Plan, a tax-qualified, non-contributory pension plan covering all active employees (including executive officers) and vested former employees of Washington Gas;
•	the DB SERP, a non-qualified defined-benefit retirement plan which provides the Named Executive Officers a benefit up to 60% of the individual’s final average compensation, as determined under that plan;
•	the DC SERP; and
•	the Defined Contribution Restoration Plan.

Pension Plan

The Named Executive Officers each participate in the Pension Plan, except Ms. Thornton. The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas. The Pension Plan is now closed to new entrants. Participation in the Pension Plan was closed: (i) to employees hired on or after January 1, 2009 who are covered under the collective bargaining agreements with the International Brotherhood of Teamsters and Office and Professional Employees International Union Local 2, (ii) to management employees first hired on or after July 1, 2009, (iii) to Hampshire Gas Company employees first hired on or after January 1, 2010, and (iv) to employees first hired on or after January 1, 2010 who are covered by the collective bargaining agreement between Washington Gas and the International Brotherhood of Electrical Workers, Local 1900. Instead of Pension Plan benefits, employees hired after the aforementioned dates receive an enhanced benefit in the form of an employer contribution under the 401(k) Plan or the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan. This enhanced benefit provides a Company contribution between 4%-6% of base compensation (depending on length of service) to subject employees. Executive officers receive this benefit on the same terms as our other participating employees. Ms. Thornton joined the Company in 2011 and receives this enhanced 401(k) benefit.

The Pension Plan provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65. A participant must have five years of accredited service under the Pension Plan to vest in a pension benefit. The Pension Plan accrued benefit is calculated using a formula based on accredited service and highest three years (High Three) of average compensation. High Three average compensation is the average of the employee’s rate of annual basic compensation on December 31 of each of three calendar years of accredited service preceding that reflects the employees highest compensation prior to the employee’s normal retirement date, early or disability retirement date, actual date of retirement or date of termination of employment, whichever is applicable. Annual basic compensation consists of the regular annual salary or wages of an employee, excluding bonuses, compensation for overtime or other extra or special compensation, but including commissions, bonuses and other forms of incentive compensation paid to salesmen. The rate of High Three average compensation is multiplied by the percentage rate that applies to the participant’s years of accredited service. Bargaining

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Compensation Of Executive Officers

units representing certain Washington Gas employees have negotiated different percentages for their members. A change was made to the formula for calculating the retirement benefit for management employees and for employees covered by the collective bargaining agreement with the International Brotherhood of Electrical Workers, Local 1900 who retire on or after January 1, 2010 and for employees covered by Office and Professional Employees International Union Local 2 who retire on or after January 1, 2009. The retirement benefit for these employees will be determined by using the average of the retiree’s highest three years of earnings, rather than the average of the retiree’s last three years of earnings. The benefit for the International Brotherhood of Teamsters, Local 96 is still based on the employees last three years of final average compensation.

An early retirement benefit, discounted for age, is available to employees at age 55 with five years of accredited service. Employees age 55 or older having any combination of age and accredited service that equals 90 or more and employees with 30 years of accredited service may retire early without discounting their pension for age. As of the date of this proxy statement, of the Named Executive Officers, only Mr. McCallister, our Chairman and CEO and Mr. Chapman, our President and Chief Operating Officer, are eligible to receive an early retirement benefit.

The normal form of pension benefit is a joint and survivor annuity for an employee with an eligible spouse and a single-life annuity for an unmarried employee. Participants may elect among various payment options that will be the actuarial equivalent of the normal form of retirement benefit. There is no lump sum optional form of payment under the current Pension Plan.

Defined Benefit Supplemental Executive Retirement Plan

Each of the Named Executive Officers, except Ms. Thornton, participates in the Company’s DB SERP, which is a non-qualified, unfunded defined benefit retirement plan. The purpose of the DB SERP is to provide an additional incentive to attract and retain key employees designated by the Board. The Board of Washington Gas designates participants in the DB SERP.

The DB SERP provides a retirement benefit that supplements the benefit payable under the Pension Plan. The benefit amount is based on years of benefit service and the average of the participant’s highest rates of annual basic compensation, including any short-term incentive awards, on December 31 of the three years out of the final five years of the participant’s service as a participant. Benefit service under the DB SERP consists of years of accredited service under the Pension Plan, plus the number of years of plan service under the DB SERP, to a maximum of 30 years. There is a vesting schedule for the benefit that varies depending upon the point in time the individual became a participant in the DB SERP.

At normal retirement, the DB SERP participant is entitled to an annual benefit equal to the participant’s vested percentage of an amount equal to 2% of final average compensation multiplied by the number of years of benefit service, reduced by the amount of the normal retirement benefit paid under the Pension Plan and the amount of any other supplemental pension benefit provided by Washington Gas. Participants in the CIC Plan, described elsewhere in this proxy statement, may earn extra years of benefit service under the DB SERP in certain events of termination following a change in control, up to the maximum of 30 years of benefit service.

The DB SERP provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65.

An early retirement benefit, discounted for age, is available to participants at age 55 with 10 years of benefit service. As of the date of this proxy statement, of the Named Executive Officers, only Mr. McCallister, our Chairman and CEO and Mr. Chapman, our President and Chief Operating Officer, are currently eligible to receive an early retirement benefit under the DB SERP.

A participant in the DB SERP can elect the same forms of benefit available under the Pension Plan, and in addition can elect a lump sum payment form. For DB SERP benefits earned through December 31, 2004, the lump sum amount is limited to the amount of the benefit attributable to short-term incentive compensation. For benefits earned on and after January 1, 2005, participants may elect a lump sum benefit in any percentage.

The lump sum amount is an actuarial determination based on the participant’s life expectancy discounted using the yield on the zero-coupon U.S. Treasury security with maturity equal to the maturity of each year’s payment. The lump sum shall equal the sum of the discounted payments.

The DB SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the DB SERP will be no greater than the right of an unsecured general creditor of the Company.

Defined Contribution Supplemental Executive Retirement Plan

The DC SERP provides supplemental retirement benefits to executives and a select group of management or highly compensated employees who: (i) are not participants in the DB SERP; and (ii) are selected by the Board to participate in the DC SERP. Subject to certain conditions, the DC SERP provides the following benefits to participating employees: (i) a Company credit equal to 6% of total pay (base salary and incentive pay);

(ii) a matching credit equal to 4% of annual short-term incentive pay only; and (iii) an incentive credit equal to 4-6% of annual short-term incentive pay only depending on years of service. All participants will receive the Company credit. Benefits will be credited each pay period to a bookkeeping account maintained on behalf of the participant. Participant accounts will be credited with notional earnings and reduced for notional losses based

42	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Compensation Of Executive Officers

upon the performance of investment alternatives selected by participants. Benefits will be paid in a lump sum upon the participant’s termination of employment or disability (whichever occurs first). The DC SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the

Company and a participant’s right to receive payments under the DC SERP will be no greater than the right of an unsecured general creditor of the Company. Ms. Thornton is a participant in the DC SERP.

Defined Contribution Restoration Plan

The Defined Contribution Restoration Plan provides supplemental retirement benefits to employees: (i) who are not participants in the DB SERP; and (ii) whose base pay exceeds the limit set forth under Section 401(a)(17) of the Internal Revenue Code (i.e., $260,000 in 2014). Subject to certain conditions, the Defined Contribution Restoration Plan provides the following benefits to participating employees: (i) a base pay matching credit equal to 4% of the portion of the participant’s base pay only that exceeds the limit in Section 401(a)(17) of the Internal Revenue Code, and (ii) a base pay restoration credit equal to 4-6% of the portion of the participant’s base pay only that exceeds the limit Section 401(a)(17) of the Internal Revenue Code. The actual percentage is based on years of service. Benefits are credited each pay period to a bookkeeping account maintained on behalf of the participant. Participant accounts are credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Participants generally will be 100% vested in their Defined Contribution Restoration Plan benefits at all times; however, if a participant is terminated due to a Company-initiated action, a participant may have a different vested percentage if the participant has less than five years of service. Benefits will be paid in a lump sum upon a participant’s termination of employment or disability (whichever occurs first). The Defined Contribution Restoration Plan is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the Defined Contribution Restoration Plan will be no greater than the right of an unsecured general creditor of the Company. Ms. Thornton is a participant of the Defined Contribution Restoration Plan.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 43

Potential Payments Upon Termination Or Change In Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan for Certain Executives

Each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement participates in CIC Plan. “Change in control” protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a change in control. The change in control provisions under the CIC Plan are effective during the period of one year prior to, and two years following, a change in control of WGL Holdings or Washington Gas. The CIC Plan incorporates the definition of a change in control as defined in the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Policy (“CIC Policy”). A change in control generally will occur under the CIC Policy in the event of:

•	an acquisition of 30% or more of the voting stock of WGL Holdings or Washington Gas;
•	a change in the majority of the Board of WGL Holdings; or
•	a merger, reorganization, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas.

Generally, during the one year prior and two years following a change in control, the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change in control or available after the change in control if more beneficial.

Annual base salary is defined as the amount equal to the highest base salary rate in effect during the period beginning twelve months immediately preceding a change in control and ending on the date of the Named Executive Officer’s termination. The annual incentive bonus is equal to each executive’s target annual bonus for the fiscal year in which the Named Executive Officer’s employment is terminated. With respect to all the Named Executive Officers, if the Named Executive Officer is terminated during the effective period for reasons other than cause, or if the Named Executive Officer resigns for good reason, the Named Executive Officer is entitled to certain severance benefits. These benefits include:

•	salary replacement benefits equal to the sum of the executive’s annual base salary plus annual incentive bonus multiplied by three for Messrs. McCallister, Chapman, Ammann, and Ms. Thornton; and multiplied by two for Mr. Chandra;
•	the sum of any unpaid base salary and vacation pay through the termination date and the product of the executive’s annual bonus and a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;
•	medical and dental replacement benefits for three years for Messrs. McCallister, Chapman, Ammann and Ms. Thornton; and such benefits for two years for Mr. Chandra;
•	an additional three years of benefit service under the DB SERP for Messrs. McCallister, Chapman and Ammann and under the DC SERP Ms. Thornton (Mr. Chandra will receive an additional two years of such benefit service), provided, in no event shall such additional service when added to the executive’s DB
SERP or DC SERP, as applicable, benefit service credit exceed the maximum of 30 years; and
•	outplacement services of up to $25,000; provided that such services are incurred by the executive within 12 months of his or her termination.

If a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes imposed on severance payments and any other payments under Section 4999 of the Internal Revenue Code and for all taxes due on the amount of that reimbursement. This excise tax gross-up provision is intended to preserve the level of change-in-control severance protections that we have determined to be appropriate. On November 17, 2010, the Board eliminated the reimbursement by the Company of excise taxes imposed on such severance payments for any executive officers that become covered by the terms of the CIC Plan on or after January 1, 2011.

Under certain circumstances, following a change in control, between 50% and 100% of a Named Executive Officer’s outstanding performance share or performance unit awards would become fully vested at target levels upon certain qualified terminations of employment. Together, the CIC Plan and the CIC Policy provide that a “qualified termination” triggers the receipt of severance benefits. Generally, a “qualified termination” means any termination of employment by a participant in the CIC Plan that is not initiated by the Company and that is caused by any one or more of the following events, if such event occurs during the change in control effective period:

•	assignment to the participant, without his or her consent, of duties inconsistent in any material respect with the executive’s then current position or duties (including, for Messrs. McCallister, Chapman, Ammann and Ms. Thornton, not having their current position at the most senior resulting entity following the change in control), or any other action by the Company which would cause him or her to violate ethical or professional obligations, or which results in a significant diminution in such position or duties;
•	the participant, without his or her consent, being required to relocate to a principal place of employment that is both more than 35 miles from his or her existing principal place of employment, and farther from the participant’s current residence than his or her existing principal place of employment;
•	the Company materially reduces, without his or her consent, the participant’s base salary rate or target bonus opportunity, or materially reduces the aggregate value of other incentives and retirement opportunity, or fails to allow the participant to participate in all welfare benefit plans, incentive, savings and retirement plan, fringe benefit plans and vacation benefits applicable to other senior executives; or

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Potential Payments Upon Termination Or Change In Control

•	the Company fails to obtain a satisfactory agreement from any successor entity to assume and agree to perform the Company’s obligations to the Named Executive Officer under the CIC Plan.

A Named Executive Officer will not be able to receive severance benefits for a qualified termination if the executive continues in employment with the Company for more than 90 days following the later of the occurrence or knowledge of an event or events that would constitute a qualified termination. Also, the Named Executive Officer will not be entitled to receive severance benefits under the CIC Plan if the Named Executive Officer’s employment with the Company terminates because of a change in control and the Named Executive Officer accepts employment, or has the opportunity to continue employment, with a successor entity (other than under terms and conditions which would constitute a qualified termination).

The levels of change-in-control payments were developed in prior years and were either reaffirmed or adjusted after a thorough re-evaluation of such protection by the HR Committee in 2006. That re-evaluation included input from the HR Committee’s executive compensation adviser and considered both market practice and best practice. The circumstances and payments of compensation following a change in control are provided by the CIC Plan. In approving the CIC Plan, the HR Committee considered data provided by its adviser regarding competitive market practices regarding change-in-control benefits for senior executives. The HR Committee also considered the corporate and shareholder value of retaining certain executives following a change-in-control. The multiples of pay for various levels of officers reflect the HR Committee’s judgment that those levels are fair, appropriate and reasonable for each officer.

In determining the appropriate payment and benefit levels under the CIC Plan, the HR Committee also considered the potential importance of retaining certain executives following a change-in- control to assist in a successful transition to a new organization and management.

The CIC Plan is intended in part to provide some protection of employment and benefits for executives who agree to remain with a new organization following a change-in- control. The CIC Plan is a material part of our total compensation program. Each component of this program, including base salary, incentives, retirement benefits and the CIC Plan, has been designed to meet certain unique purposes. In the absence of a CIC Plan, it is unlikely that other elements of the total compensation program would have been different to offset the risk posed by the lack of a CIC Plan. The reason for this is that no other element of compensation can achieve the aims of the CIC Plan.

The severance benefits available under the CIC Plan are not additive or cumulative to severance or termination benefits that a Named Executive Officer might also be entitled to receive under the terms of any other arrangement or agreement with the Company. As a condition of participating in the CIC Plan, the Named Executive Officer must expressly agree that the CIC Plan supersedes all prior plans or agreements providing for severance benefits.

The following table lists the amounts the Named Executive Officers were eligible to receive from the Company under the CIC Plan if a change in control had occurred and the Named Executive Officer’s employment was terminated either involuntarily without cause or as a result of a good reason termination effective as of September 30, 2014, the end of FY 2014. The amounts would be payable in a single lump sum and, to the extent required to comply with Section 409A of the Internal Revenue Code, would not be paid to the Named Executive Officer prior to the date that is six months from the date of termination. The calculations in the table below are based on a common stock price equal to $42.12 per share which was the closing price of WGL Holdings common stock on September 30, 2014, which was the last trading day of FY 2014.

Incremental Payments Due to Change-In-Control

(ASSUMING TERMINATION OF EMPLOYMENT ON SEPTEMBER 30, 2014)

Payments Due to Change In Control(1)	McCallister	Ammann	Chapman	Chandra	Thornton
Cash severance	$4,440,000	$2,069,250	$2,808,750	$1,240,000	$1,620,000
Additional value due to vesting of unvested performance shares and performance units	$3,600,513	$1,141,560	$1,923,256	$911,200	$772,861
Additional SERP amount due to vesting and service credits	$562,179	$491,081	$0	$1,350,767	$69,319
Medical and dental continuation	$43,997	$58,139	$43,997	$44,820	$20,776
Outplacement (maximum)	$25,000	$25,000	$25,000	$25,000	$25,000
Sec 280G excise tax and related gross-up (paid to IRS)(2)	$3,871,595	$0	$2,193,715	$1,282,552	$0
Reduction to avoid excise tax(3)	$0	$334,547	$0	$0	$0
TOTAL	$12,543,284	$3,450,483	$6,994,718	$4,854,339	$2,507,955

(1)	SERP calculations were made using a 6.5% discount rate. Medical and dental continuation amounts are estimates. As a result, the Section 280G excise tax and related gross- up amounts have been rounded.

(2)	This amount represents a reimbursement to the executive to cover the excise tax paid to the Internal Revenue Service on the change-in-control benefits. Ms. Thornton is not eligible for a tax gross-up because the Board eliminated this benefit for any employees that became covered under the CIC Plan after January 1, 2011.

(3)	Mr. Ammann’s parachute payments are less than 10% above the excise tax safe harbor, so his payments were reduced to avoid triggering an excise tax.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 45

Potential Payments Upon Termination Or Change In Control

All severance benefits payable under the CIC Plan are subject to each participant’s compliance with a post-employment restrictions policy. The policy defines the scope of restrictions that will apply to post-employment actions undertaken by executives who receive severance benefits following a termination of employment. The policy is intended to protect (i) confidential information belonging to the Company that the executive had access to and possesses due to the nature of his or her position and (ii) the competitive business operations of the Company. The restrictions under the policy last for one year following the executive’s date of termination. The policy prohibits any terminated Named Executive Officer that receives the severance benefits described above from soliciting employees or customers and disclosing “confidential information.” For the purposes of the policy, “confidential information” includes, but is not limited to, non-public information regarding computer programs, discoveries or improvements, marketing, manufacturing, or organizational research and development, or business plans; sales forecasts; personnel information, including the identity of employees, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property.

Incremental Payments Due to Other Terminations

The Company has no employment contracts and no guaranteed severances for terminations other than upon a change of control. Upon retirement, vesting of performance shares and performance units is at the discretion of the HR Committee. The HR Committee has historically not vested such awards upon retirement.

46	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information regarding compensation plans under which common stock may be issued to employees and non-employees as compensation as of September 30, 2014. The Company currently has three such plans: the Directors’ Stock Plan, the 1999 Incentive Compensation Plan and the WGL Holdings, Inc. Omnibus Incentive Compensation Plan.

Total shares shown in the below table include 96,650 shares available for future issuance under the Directors’ Stock Plan, and

999,443 Shares available for issuance under the Omnibus Incentive Compensation Plan. Performance shares that may be issued under the Omnibus Incentive Compensation Plan are calculated under a formula that enables a determination of the minimum and maximum number of performance shares that may be issued.

This formula is further described above in this proxy statement in the Compensation Discussion and Analysis section under the caption, “Long-Term Incentive Compensation.”

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	5,318	$ 31.34	1,090,775
Equity compensation plans not approved by security holders	—	$ —	—
TOTAL	5,318	$ 31.34	1,090,775

The number of securities remaining available for future issuance under the WGL Holdings, Inc. Omnibus Incentive Compensation Plan is reduced upon the issuance of securities, not at the time of grant.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 47

Proposal 2 Advisory Vote On Executive Compensation

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from shareholders to approve the compensation awarded to certain executives, as required by Section 14A of the Exchange Act. Because the required vote is advisory, it will not be binding upon the Board.

The Company has in place comprehensive executive compensation programs. The proxy statement fully discloses all material information regarding the compensation of the Company’s named executive officers, so that shareholders can evaluate the Company’s approach to compensating its executives. The Company and the HR Committee continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The Company will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders and encourage executives to retain ownership of a significant portion of WGL Holdings stock that they receive as compensation. Please refer to the section entitled, “Compensation of Executive Officers” and the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

The Board has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board modifies this policy, the next advisory vote on executive compensation will be at our 2016 annual meeting of shareholders.

You have the opportunity to vote “for”, “against” or “abstain” from voting on the following resolution relating to executive compensation:

“RESOLVED, that the holders of WGL Holdings, Inc. common stock approve the compensation of the Company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in the proxy statement.”

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this proposal 2.

Please refer to PROGRAM HIGHLIGHTS on the first page of the Compensation Discussion & Analysis for the reasons behind this recommendation.

48	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of WGL Holdings is composed of four directors who are not employees of the Company. Members of the Audit Committee are independent under rules of the SEC and the New York Stock Exchange. The names of the members of this committee as of the date of this proxy statement appear at the end of this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is directly responsible for the appointment, compensation and oversight of Deloitte & Touche LLP, the Company’s independent public accounting firm. The Audit Committee maintains a charter that outlines its responsibilities. The Audit Committee met five times during fiscal year 2014.

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and rules of the New York Stock Exchange with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Deloitte & Touche LLP. The Audit Committee and the Company’s full Board of Directors are committed to compliance with all provisions of that statute and related regulations. Further actions have been taken by the Audit Committee and the Board as statutory and regulatory provisions became effective for audit committees and independent auditors.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2014 with management of the Company and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, for filing with the SEC.

AUDIT COMMITTEE

George P. Clancy, Jr. (Chairman)

Linda R. Gooden

Debra L. Lee

Dale S. Rosenthal

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 49

Fy 2014 And Fy 2013 Audit Firm Fee Summary

FY 2014 AND FY 2013 AUDIT FIRM FEE SUMMARY

Deloitte & Touche LLP (“Deloitte”), the Company’s independent public accounting firm, billed the Company the following fees for FY 2014 and FY 2013:

	FY 2014	FY 2013
Audit Fees	$2,199,469	$2,288,587
Audit Related Fees	1,047,392	0
Tax Fees	25,000	25,000
All Other Fees	363,355	0
TOTAL FEES	$3,635,216	$2,313,587

Services Provided by Deloitte & Touche LLP

All services rendered by Deloitte are permissible under applicable laws and regulations and were pre-approved by the Audit Committee, or by the Chairman of the Audit Committee by delegated authority as required by law. The fees paid to Deloitte for services are described in the above table under the categories listed below.

1)	Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly filings on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. For FY 2014 and FY 2013, the total audit fees include $646,757 and $570,555, respectively, to perform an assessment of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

2)	Audit-Related Fees — These are fees for services performed by Deloitte related to the audit. Audit-related fees in FY
2014 were primarily attributable to services relating to the evaluation of merger and acquisition opportunities.
3)	Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes review of tax returns for the Company and its consolidated subsidiaries.
4)	All Other Fees — These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements and the assessment of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-Approval Policy for Audit and Non-Audit Services

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent public accounting firm must be pre-approved by the Audit Committee. The Sarbanes-Oxley Act of 2002 permits the Audit Committee to delegate to one of its members the authority to approve audit and non-audit services by the Company’s independent public accounting firm when the Audit Committee is not in session. The Audit Committee has adopted a policy that allows the Chairman of the Audit Committee to approve audit related services provided by the Company’s independent public accounting firm between meetings of the

Audit Committee if the fees for the services do not exceed $100,000. The Chairman of the Audit Committee will report as soon as possible to the other Audit Committee members if the Chairman is required to use this delegated authority between Audit Committee meetings. However, under the policy, the entire Audit Committee must approve any non-audit related services to be provided by the Company’s independent public accounting firm prior to the provision of such services. All services reported in the preceding schedule for FY 2014 and FY 2013 were pre- approved by either the full Audit Committee or by the Chairman of the Audit Committee, by delegated authority.

50	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Proposal 3 Ratification Of Appointment Of Independent Public Accounting Firm

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

At a meeting held on November 17, 2014, the Audit Committee of the Board appointed the firm of Deloitte & Touche LLP as the Company’s independent public accounting firm to audit the books, records and accounts of the Company for FY 2015. The Board recommends that the shareholders ratify this appointment.

In the event shareholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its shareholders. Even if the appointment of Deloitte & Touche LLP is ratified by shareholders, the Audit Committee, in its discretion, may appoint a different independent public accounting firm to act as the Company’s auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this proposal 3.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 51

Questions And Answers About The Annual Meeting And Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Who is soliciting my vote?

The Board is soliciting your vote for the WGL Holdings, Inc. 2015 annual meeting of shareholders.

2.	When will the meeting take place?

The annual meeting will be held on Tuesday, March 3, 2015 at 10:00 a.m., Eastern Time, at the National Press Club, 529 14th St., N.W.; Washington, D.C. 20045.

3.	What is the purpose of the annual meeting?

You will be voting on:

•	the election of each of the nine nominees named herein as directors of WGL Holdings;
•	the approval, by non-binding vote, of compensation paid to certain executive officers;
•	the ratification of the selection of Deloitte & Touche LLP as our independent public accounting firm for FY 2015; and
•	any other business that may properly come before the meeting.
4.	What are the Board’s recommendations?

The Board recommends a vote:

1.	for the election of each of the nine directors nominated by our Board and named in the proxy statement;
2.	for the approval, on a non-binding basis, of compensation paid to certain executive officers; and
3.	for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for FY 2015.

We do not expect any other items of business to be brought before the annual meeting because the deadlines for shareholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card to vote your shares with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

5.	Who is entitled to vote at the annual meeting?

The Board set January 5, 2015 as the Record Date for the annual meeting (the “Record Date”). All shareholders who owned WGL Holdings common stock at the close of business on the Record Date may attend and vote at the annual meeting and any postponements or adjournments thereof.

6.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”), instead of mailing printed copies of proxy materials, we are permitted to furnish proxy materials, including this proxy statement and our FY 2014 Annual Report, to our shareholders by providing a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”). Most shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how you may access proxy materials on the Internet and how you may submit your proxy via the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

7.	Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by Internet, (ii) vote by telephone, or (iii) request and return a paper proxy card or voting instruction card.

8.	Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until cancelled.

9.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

10.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

52	| WGL HOLDINGS, INC. - 2015 Proxy Statement

Questions And Answers About The Annual Meeting And Voting

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

11.	How many votes must be present to hold the annual meeting?

A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the Record Date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a “quorum.” Shares are counted as present at the annual meeting if you are present and vote in person at the annual meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the Record Date, there were 49,721,934 shares of WGL Holdings common stock outstanding.

12.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1 – Election of Directors. Directors are elected by a plurality vote. Therefore, director nominees receiving the greatest number of “FOR” votes cast will be elected. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “WITHHOLD” with respect to any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3 – Ratification of Independent Public Accounting Firm. This proposal requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

13.	What if I don’t give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board; or
•	Return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the Company’s executive compensation, or the ratification of the appointment of the Company’s independent auditors.

Your broker will vote your street name shares at the annual meeting with respect to: (i) the election of directors and (ii) approval of the Company’s executive compensation, only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposal 1 and Proposal 2.

Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

14.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of WGL Holdings specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the annual meeting. However, please note that if you would like to vote at the annual meeting and you hold your shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee as to how to vote your shares, you

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 53

Questions And Answers About The Annual Meeting And Voting

must obtain a legal proxy and bring it to the meeting in order to change your vote or to vote at the annual meeting. Please contact your broker, bank or other nominee for specific information on how to obtain a legal proxy in order to vote your shares at the meeting.

15.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

16.	Are there other matters to be acted upon at the meeting?

WGL Holdings does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, Terry D. McCallister, Chairman and Chief Executive Officer, Adrian P. Chapman, President and Chief Operating Officer, and Vincent L. Ammann, Jr., Senior Vice President and Chief Financial Officer (collectively referred to as the “proxyholders”) will have the discretion to vote your shares, if you complete and return a proxy. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the annual meeting has passed and, accordingly, shareholders may not present any additional proposals at the annual meeting.

17.	Who is paying for the solicitation of proxies?

WGL Holdings is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of WGL Holdings common stock. We have engaged the services of Morrow & Co., LLC, 470 West Avenue. Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $5,500, not including incidental expenses.

18.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to the Assistant Secretary of WGL Holdings at (202) 624-6701 or e-mail address,

bbrennan@washgas.com.

54	| WGL HOLDINGS, INC. - 2015 Proxy Statement

How Do I Vote?

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the annual meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on March 2, 2015.

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or	voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided	with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail	your completed proxy card or voting instruction card to WGL Holdings c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the annual meeting if you attend the annual meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

Washington Gas Light Company Savings and Capital Appreciation Plans

If you participate in either the Washington Gas Light Company Savings Plan or the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan (together, the “401(k) plans”) and you own WGL Holdings common stock in one of those plans, your proxy card will serve as a voting instruction to the 401(k) plan trustee. If you are also a shareholder of record outside of the 401(k) plans, your proxy card (or Internet or telephone vote) will vote both your record shares and your 401(k) plan shares, as long as your registration information is identical in both accounts. For example, if your registered stock account is in your single name and also lists the same address as your 401(k) account, you should receive one proxy card, or Notice for both the 401(k) plan shares and for the shares held by our transfer agent. However, if your shares held by the transfer agent are in joint names, or at a different address, you will receive separate proxy materials for each account. To allow sufficient time for voting by the administrator of the 401(k) plans, your voting instructions must be received by 11:59 p.m. Eastern Time on February 28, 2015.

WGL HOLDINGS, INC. - 2015 Proxy Statement	| 55

Other Matters

OTHER MATTERS

The Board knows of no other matters to be brought before the annual meeting. However, if any other matters come before the meeting, it is the intention of the proxyholders, who are named in the proxy card and elsewhere in this proxy statement, to vote in accordance with their best judgment on such matters. The annual report for FY 2014, including financial statements, was posted to our web site www.wglholdings.com on November 21, 2014.

Upon written request, the Company will furnish without charge a copy of its most recent annual report on Form 10-K, excluding certain exhibits. Please direct these requests to: Director of Investor Relations, WGL Holdings, Inc., 101 Constitution Ave., N.W., Washington, D.C. 20080. The Company will furnish exhibits to the Form 10-K to proxy holders upon payment of a reasonable fee.

Shareholder Proposals For the Next Annual Meeting

Any shareholder who wishes to submit a proposal for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in year 2016 (expected to be held in March 2015) in accordance with Rule 14a-8 under the Exchange Act must submit that proposal so it is received by the Company’s Corporate Secretary no later than the close of business on September 24, 2015. To be included in the Company’s proxy statement, the shareholder proposal must meet the requirements of the applicable rules of the SEC. Proposals should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., N.W., Washington, D.C. 20080. Other business matters to be brought by shareholders, including any nominations for Board membership, can only be considered at the shareholder meeting in accordance with advance notice provisions of the Company’s bylaws. Notice of these matters must be received by the Company’s Corporate Secretary not less than sixty (60) calendar days prior to the scheduled date of the next annual meeting of shareholders, or January 2, 2016, assuming the next annual meeting of shareholders is held on March 3, 2016. Notice of such matters should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., N.W., Washington, D.C. 20080. A copy of the bylaws that describe the advance notice procedures can be obtained from the Corporate Secretary at the address shown in this paragraph.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you share an address with another shareholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Broadridge by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may also contact Broadridge if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By order of the Board of Directors,

January 22, 2015

56	| WGL HOLDINGS, INC. - 2015 Proxy Statement

OUR	OUR	OUR
History.	Purpose.	Future.

Washington Gas was founded to improve the quality of life in our nation’s capital. Today, 166 years later, WGL Holdings has more than 1,400 employees working with the same passion and commitment of our founders to improve quality of life by delivering clean and efficient energy solutions to Washington and the nation. Today – as it was in 1848 – this commitment is in the best interest of our customers, shareholders and the communities we serve.

OUR VISION – WGL is to be the preferred source of clean and efficient energy solutions that produce value for our customers, investors and communities.

OUR PROMISE – We are the clean energy experts. We deliver solutions for a sustainable future. WGL is…

DIVERSITY
We create value through the diversity of our solutions, markets and people.
INNOVATION
We innovate to drive performance, safety and reliability.
SERVICE
We build trust and preference through collaboration, leadership and outstanding service.
SUSTAINABILITY
We advance the sustainability of our business, the customers and communities we serve, and the environment.
PERFORMANCE
We deliver clean and efficient energy solutions that are both visible and valued.

WGL is the Energy Answers Company.

WGL HOLDINGS, INC. 101 CONSTITUTION AVENUE, N.W. WASHINGTON, D.C. 20080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on March 2, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on March 2, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M79943-P57938	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WGL HOLDINGS, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors				☐	☐	☐

Nominees:

	01)	Michael D. Barnes	06)	James F. Lafond
	02)	George P. Clancy, Jr.	07)	Debra L. Lee
	03)	James W. Dyke, Jr.	08)	Terry D. McCallister
	04)	Nancy C. Floyd	09)	Dale S. Rosenthal
	05)	Linda R. Gooden

The Board of Directors recommends you vote FOR the following proposals:										For	Against	Abstain

2.	Proposal to approve, by non-binding vote, compensation paid to certain executive officers.									☐	☐	☐

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2015.									☐	☐	☐

4.	In their discretion, upon such other business properly brought before the meeting or any adjournment thereof.

For address changes/comments, mark here. (see reverse for instructions)							☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted: “FOR” items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M79944-P57938

WGL HOLDINGS, INC.

Annual Meeting of Shareholders

March 3, 2015

This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Terry D. McCallister, Adrian P. Chapman, and Vincent L. Ammann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of WGL Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at the National Press Club, 529 14th St., N.W., Washington, D.C. 20045 on Tuesday, March 3, 2015, at 10:00 a.m., Eastern Time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side